Exhibit 10.216

EXECUTION VERSION

U.S. $1,000,000,000

REVOLVING CREDIT AGREEMENT

dated as of April 14, 2023

ITC HOLDINGS CORP.,

ITC MIDWEST LLC,

ITC GREAT PLAINS, LLC,

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

AND

INTERNATIONAL TRANSMISSION COMPANY,

as the Borrowers,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER

PERSONS FROM TIME TO TIME PARTIES HERETO,

as the Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.,

MIZUHO BANK, LTD.

AND

THE BANK OF NOVA SCOTIA,

as Co-Syndication Agents

WELLS FARGO SECURITIES, LLC,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.

AND

THE BANK OF NOVA SCOTIA,
as Joint Lead Arrangers and Joint Bookrunners

ARTICLE 4 FEES; COMMITMENTS		58

4.1	Fees	58

4.2	Voluntary Reduction of Revolving Credit Commitments; Changes in Sublimits	59

4.3	Mandatory Termination of Commitments	61

ARTICLE 5 PAYMENTS		61

5.1	Prepayments	61

5.2	Method and Place of Payment	62

5.3	Net Payments	62

5.4	Computations of Interest and Fees	66

ARTICLE 6 CONDITIONS PRECEDENT		67

6.1	Conditions Precedent to Initial Effectiveness	67

6.2	Conditions Precedent to All Credit Events	68

ARTICLE 7 REPRESENTATIONS AND WARRANTIES		69

7.1	Organizational Status	69

7.2	Capacity, Power and Authority	69

7.3	No Violation	69

7.4	Litigation	70

7.5	Governmental Approvals	70

7.6	True and Complete Disclosure	70

7.7	Financial Condition; Financial Statements	70

7.8	Tax Returns and Payments	71

7.9	Environmental Matters	71

7.10	Properties	71

7.11	Pension and Welfare Plans	71

7.12	Regulations U and X	72

7.13	Investment Company Act	72

7.14	Sanctions Laws and Regulations	72

7.15	No Material Adverse Change	72

7.16	EEA Financial Institutions	72

7.17	Deemed Repetition of Representations and Warranties	73

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ARTICLE 8 AFFIRMATIVE COVENANTS		73

8.1	Information Covenants	73

8.2	Books, Record and Inspections	75

8.3	Maintenance of Insurance	76

8.4	Payment of Taxes	76

8.5	Organizational Existence	76

8.6	Compliance with Statutes, Obligations, etc.	77

8.7	Good Repair	77

8.8	[Reserved]	77

8.9	End of Fiscal Years; Fiscal Quarters	77

8.10	Use of Proceeds	77

8.11	Changes in Business	78

ARTICLE 9 NEGATIVE COVENANTS		78

9.1	Limitation on Liens	78

9.2	Limitation on Fundamental Changes	80

9.3	Debt to Capitalization Ratio	81

9.4	Minimum FFO Ratio	81

ARTICLE 10 EVENTS OF DEFAULT		82

10.1	Payments	82

10.2	Representations, etc.	82

10.3	Covenants	82

10.4	Default Under Other Agreements and Other Indebtedness	82

10.5	Bankruptcy, etc.	83

10.6	Non-ownership of Certain Subsidiaries	83

10.7	Judgments	83

10.8	Change of Ownership	84

10.9	Pension Plans	84

10.10	Remedies	84

10.11	Remedies Cumulative	85

ARTICLE 11 THE ADMINISTRATIVE AGENT		85

ARTICLE 12 MISCELLANEOUS		87

12.1	Amendments and Waivers	87

12.2	Notices	89

12.3	No Waiver; Cumulative Remedies	91

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12.4	Survival of Representations and Warranties	91

12.5	Payment of Expenses and Taxes	92

12.6	Successors and Assigns; Participations and Assignments	93

12.7	Replacements of Lenders under Certain Circumstances	97

12.8	Adjustments; Set-off	98

12.9	Marshalling; Payments Set Aside	99

12.10	Counterparts; Effectiveness; Electronic Execution	99

12.11	Severability	100

12.12	Integration	100

12.13	Governing Law	100

12.14	Submission to Jurisdiction; Waivers	101

12.15	Acknowledgements	101

12.16	Waivers of Jury Trial	101

12.17	Confidentiality	102

12.18	Treatment of Revolving Credit Loans	102

12.19	USA Patriot Act	103

12.20	No Fiduciary Duty	103

12.21	Interest Rate Limitation.	103

12.22	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	104

12.23	Acknowledgment Regarding Any Supported QFCs	104

12.24	Certain ERISA Matters	106

12.25	Erroneous Payments	107

12.26	Several Liability; No Joint Liability	109

4

SCHEDULES:

Schedule I	Commitments
Schedule II	Litigation
Schedule III	Environmental Matters
Schedule IV	Pension and Welfare Matters
Schedule V	Outstanding Liens on Closing Date
Schedule VI	Existing Letters of Credit

EXHIBITS:

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Notice of Continuation
Exhibit C	Form of Sublimit Adjustment Letter
Exhibit D	Form of Closing Date Certificate
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Increasing Lender Supplement
Exhibit H	Form of Augmenting Lender Supplement

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REVOLVING CREDIT AGREEMENT, dated as of April 14, 2023, among ITC Holdings Corp., a Michigan corporation (“Holdings”), ITC Midwest LLC, a Michigan limited liability company (“ITC Midwest”), ITC Great Plains, LLC, a Michigan limited liability company (“Great Plains”), Michigan Electric Transmission Company, LLC, a Michigan limited liability company (“METC”), International Transmission Company, a Michigan corporation (“ITCTransmission”; and collectively, with Holdings, ITC Midwest, Great Plains and METC, the “Borrowers” and each a “Borrower”), various financial institutions and other Persons from time to time parties hereto as lenders (each a “Lender” and, collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo Bank”), as administrative agent (in such capacity, the “Administrative Agent”).

The Borrowers have requested that the Lenders make senior loans to them in an aggregate principal amount not exceeding $1,000,000,000 at any one time outstanding. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

As used herein, the following terms shall have the meanings specified in this Article 1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

1.1           Defined Terms.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall have the meaning provided in the preamble to this Agreement and shall include such other financial institution as may be appointed as the successor administrative agent in the manner and to the extent described in Article 11.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, and (b) any other Person in which such Person directly or indirectly through Subsidiaries has a 10% or greater equity interest. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Voting Stock having ordinary voting power for the election of directors (or the equivalent) of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of Capital Stock, by contract or otherwise.

“Agent Parties” shall have the meaning assigned to such term in Section 12.2(d).

“Anti-Corruption Laws” means all laws, rules, and regulations of any U.S. jurisdiction applicable to any Borrower and its Subsidiaries concerning or relating to bribery, corruption or money laundering.

“Applicable Margin” and “Commitment Fee Rate” shall mean, for any day, the applicable rate per annum set forth below under the caption “Applicable Margin” or “Commitment Fee Rate”, respectively, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to each Borrower’s non-credit-enhanced long term senior unsecured debt or, with respect to any Borrower (other than Holdings), to the extent that no such rating is available, one (1) rating notch below the ratings of such Borrower’s long-term senior secured debt:

		Applicable Margin
Debt Ratings Moody’s/S&P	Commitment Fee	SOFR	Base Rate
Category 1 > A1/A+	0.075%	0.875%	0.000%
Category 2 = A2/A	0.100%	1.000%	0.000%
Category 3 = A3/A-	0.125%	1.125%	0.125%
Category 4 = Baa1/BBB+	0.175%	1.250%	0.250%
Category 5 = Baa2/BBB	0.225%	1.500%	0.500%
Category 6 < Baa3/BBB-	0.275%	1.750%	0.750%

For purposes of this definition, (i) if the ratings established by Moody’s and S&P shall fall within different Categories, the Applicable Margin and the Commitment Fee Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin and the Commitment Fee Rate shall be determined by reference to the Category next below the higher of the two Categories, (ii) if only one rating is available from either Moody’s or S&P, then such rating shall be used to determine the applicable Category, (iii) if neither Moody’s nor S&P shall have in effect a rating for a Borrower’s non-credit-enhanced long term senior unsecured debt and, with respect to any Borrower (other than Holdings), neither Moody’s or S&P shall have in effect a rating for such Borrower’s long-term senior secured debt, then Category 6 above shall apply for such Borrower, and (iv) if the ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Commitment Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Share” means, with respect to a Borrower at any time, the percentage of the Total Revolving Credit Commitment represented by such Borrower’s Sublimit.

“Approved Fund” shall have the meaning assigned to such term in Section 12.6(b).

“Arranger” and “Arrangers” shall mean Wells Fargo Securities, LLC, Barclays Bank PLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and The Bank of Nova Scotia, individually or collectively, as the context requires.

“Assignee” shall have the meaning provided in Section 12.6(b)(i).

“Assignment and Assumption” shall mean an assignment and assumption agreement substantially in the form of Exhibit F hereto or otherwise in a form that is reasonably satisfactory to the Administrative Agent and delivered by each Assignee to the Administrative Agent pursuant to Section 12.6(b)(ii)(C).

“Assignment Effective Date” shall have the meaning provided in Section 12.6(b)(iii).

“Augmenting Lender” shall have the meaning assigned to such term in Section 2.15.

“Authorized Officer”, as applied to any Person, shall mean the Chief Executive Officer, the President, any Executive Vice-President, any Senior Executive Vice President, any Senior Vice-President, the Chief Financial Officer, the Treasurer, the Secretary or General Counsel of such Person or any other senior officer of such Person designated as such in writing to the Administrative Agent by such Person.

“Available Revolving Credit Commitment” shall mean, with respect to any Lender, an amount equal to the excess, if any, of (a) the amount of such Lender’s Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans of such Lender then outstanding, (ii) that portion of such Lender’s Letter of Credit Exposure and (iii) the Swingline Participation Amount of such Lender.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(c)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall have the meaning provided in Section 10.5.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.00%.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 2.8.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment (if any); provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)             in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(c)(i).

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” shall have the meaning provided in the recitals to this Agreement.

“Borrowing” shall mean the incurrence of (i) one Type of Revolving Credit Loan on a given date (or resulting from conversions or continuations on a given date) and having, in the case of SOFR Loans, the same Interest Period (provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans) or (ii) a Swingline Loan.

“Business” shall have the meaning provided in Section 8.11.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Capital Lease”, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP prior to the implementation of any change described in clause (iii) of Section 1.2, is, or is required to be, accounted for as a lease obligation on the balance sheet of that Person.

“Capital Stock” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person and its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP prior to the implementation of any change described in clause (iii) of Section 1.2.

“Change of Ownership” shall mean and be deemed to have occurred upon the occurrence of any one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Fortis; or (b) Fortis ceases to own, directly or indirectly, and Control 80% or more of the ordinary voting power of Holdings, free and clear of Liens other than Liens of the type described in clauses (a), (b), or (e)(i) (to the extent the obligations in respect of such judgments or decrees under such clause (e)(i) have been bonded for the full amount in dispute) of the definition of “Permitted Liens”; (c) Holdings ceases to own, directly or indirectly, and Control 85% or more of the Capital Stock of each Borrower (other than Holdings), free and clear of Liens other than Liens of the type described in clauses (a), (b), or (e)(i) (to the extent the obligations in respect of such judgments or decrees under such clause (e)(i) have been bonded for the full amount in dispute) of the definition of “Permitted Liens”; or (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of Fortis by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of Fortis nor (ii) appointed by directors so nominated, appointed or approved.

“Closing Date” shall mean April 14, 2023.

“Closing Date Certificate” shall have the meaning provided in Section 6.1(b).

“Code” shall mean the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

“Commitment Fee Rate” shall have the meaning given to that term in the definition of “Applicable Margin”.

“Communications” shall have the meaning assigned to such term in Section 12.2(c)(ii).

“Compliance Certificate” shall have the meaning provided in Section 8.1(c).

“Confidential Information” shall have the meaning provided in Section 12.17.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Term SOFR Market Index Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrowers, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Capitalization” shall mean consolidated total assets less consolidated non-interest bearing current liabilities, all as shown on Holdings’ most recently delivered audited consolidated balance sheet prepared in accordance with GAAP.

“Consolidated Net Income” shall mean, with reference to any period, the net income (or loss) of Holdings and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than Holdings or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Holdings or any wholly-owned Subsidiary of Holdings.

“Control”, “Controls” and “Controlled”, when used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Group”, when used with respect to a Borrower, shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Co-Syndication Agents” shall mean Barclays Bank PLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and The Bank of Nova Scotia.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Revolving Credit Loan or a Swingline Loan and the issuance, extension or increase of a Letter of Credit.

“Debt to Capitalization Ratio” shall mean, with respect to the applicable Borrower, as of any date of determination, the ratio of (a) Total Debt for such Borrower as of such date to (b) Total Capitalization for such Borrower as of such date.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans required to be funded by it hereunder within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Letter of Credit Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of participations in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, any Letter of Credit Issuer and the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrowers, each Letter of Credit Issuer, the Swingline Lender and each Lender.

“Dollars” and “$” shall mean lawful currency of the United States.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” shall mean any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, the Swingline Lender and any Letter of Credit Issuer and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Claims” shall mean, with respect to any Person, any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance, investigations (other than internal reports prepared by such Person or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety (with respect to Hazardous Materials or conditions in the environment) or the environment.

“Environmental Law” shall mean any applicable federal, provincial, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (with respect to Hazardous Materials or conditions in the environment) or Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

“Erroneous Payment” has the meaning assigned thereto in Section 12.25.

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 12.25.

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 12.25.

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 12.25.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Article 10.

“Existing L/C” shall have the meaning provided in Section 3.1.

“Existing Revolving Credit Maturity Date” shall have the meaning provided in Section 2.16(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“FFO” shall mean, as of any date of determination, calculated on a consolidated basis for the trailing twelve month period and in accordance with GAAP, (a) Consolidated Net Income plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, the sum of (b)(i) depreciation and amortization expense (excluding amortization of financing costs), (ii) deferred income tax expense and (iii) non-cash reserves established during the applicable measurement period related to rate of return equity complaints of the type disclosed on pp. 73, 74 and 75 of the Holding’s Form 10-K for the 2022 fiscal year filed with the Securities and Exchange Commission; provided that, notwithstanding the foregoing, there shall not be included in such calculation any gains or losses resulting from extraordinary or nonrecurring income or charges.

“FFO Ratio” shall mean, with respect to Holdings and its Subsidiaries, as of any date of determination, the ratio of (a) FFO for Holdings and its Subsidiaries as of such date to (b) Total Debt for Holdings and its Subsidiaries as of such date.

“Finance Parties” shall mean the Administrative Agent and the Lenders.

“Floor” means a rate of interest equal to 0.00%.

“Fortis” shall mean Fortis Inc., a corporation organized under the Corporation Act of Newfoundland and Labrador.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Letter of Credit Issuer, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding Letter of Credit Exposure with respect to Letters of Credit issued by such Letter of Credit Issuer, other than such Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in a manner satisfactory to the Administrative Agent and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in a manner satisfactory to the Administrative Agent.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“F.R.S. Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time, subject to Section 1.2.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that, the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith or, if the Guarantee Obligation is expressly limited to a specified amount, such specified amount.

“Hazardous Material” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

“Holdings Existing Revolving Credit Agreement” shall mean that certain Revolving Credit Agreement, dated as of October 23, 2017 and amended and restated as of January 10, 2020, by and among Holdings, Wells Fargo Bank, as the administrative agent, and the lenders party thereto, as amended, supplemented or otherwise modified prior to the Closing Date.

“Holdings Letter of Credit” shall mean (i) each standby letter of credit issued to Holdings pursuant to Section 3.1 and (ii) each Existing L/C of Holdings.

“Holdings Letter of Credit Exposure” shall mean, with respect to Holdings, the sum of (a) the amount of any Unpaid Drawings on Holdings Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a) and (b) such Lender’s Revolving Credit Commitment Percentage of the Holdings Letter of Credit Outstanding (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a)).

“Holdings Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Holdings Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s Holdings Letter of Credit Exposure at such time and (c) the aggregate principal amount of Holdings Swingline Loans of such Lender then outstanding.

“Holdings Revolving Credit Loan” shall mean a Revolving Credit Loan made to Holdings pursuant to Section 2.1(a).

“Hostile Take-Over Bid” shall mean an offer to purchase a controlling interest in any Person by the applicable Borrower or any of its Subsidiaries or in which such Borrower or any of its Subsidiaries is involved, in respect of which the board of directors (or equivalent governing body for such entity) of the target entity has recommended against acceptance of such offer to the target entity’s shareholders or equity holders or which is similarly opposed or contested.

“including” and “include” shall mean including without limiting the generality of any description preceding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Increasing Lender” shall have the meaning assigned to such term in Section 2.15.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be classified as a liability on the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all existing payment obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (g) all existing payment obligations of such Person under commodity future contracts and other similar agreements and (h) without duplication, all Guarantee Obligations of such Person; provided that, Indebtedness shall not include current payables and accrued expenses, in each case arising in the ordinary course of business.

“Ineligible Institution” shall have the meaning assigned to such term in Section 12.6(b).

“Initial Letter of Credit Issuers” means each of Wells Fargo Bank, Barclays Bank PLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., The Bank of Nova Scotia and their respective Affiliates.

“Initial Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below.

Borrower	Initial Sublimit
Holdings	$400,000,000.00
ITC Midwest	$225,000,000.00
ITC Great Plains	$25,000,000.00
METC	$175,000,000.00
ITCTransmission	$175,000,000.00

“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date seven (7) days or one (1), three (3) or six (6) months thereafter, in each case as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a)            the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)            if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)            no Interest Period shall extend beyond the Revolving Credit Maturity Date;

(e)            there shall be no more than fifteen (15) Interest Periods in effect at any time; and

(f)             no tenor that has been removed from this definition pursuant to Section 2.10(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.

“ITC Great Plains Existing Revolving Credit Agreement” shall mean that certain Revolving Credit Agreement, dated as of October 23, 2017 and amended and restated as of January 10, 2020, by and among ITC Great Plains, Wells Fargo Bank, as the administrative agent, and the lenders party thereto, as amended, supplemented or otherwise modified prior to the Closing Date.

“ITC Great Plains First Mortgage Indenture” shall mean the First Mortgage Deed of Trust dated as of November 12, 2014 between ITC Great Plains and Wells Fargo Bank, National Association, as trustee thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“ITC Great Plains Letter of Credit” shall mean (i) each standby letter of credit issued to ITC Great Plains pursuant to Section 3.1 and (ii) each Existing L/C of ITC Great Plains.

“ITC Great Plains Letter of Credit Exposure” shall mean, with respect to ITC Great Plains, the sum of (a) the amount of any Unpaid Drawings on ITC Great Plains Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a) and (b) such Lender’s Revolving Credit Commitment Percentage of the ITC Great Plains Letter of Credit Outstanding (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a)).

“ITC Great Plains Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the ITC Great Plains Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s ITC Great Plains Letter of Credit Exposure at such time and (c) the aggregate principal amount of ITC Great Plains Swingline Loans of such Lender then outstanding.

“ITC Great Plains Revolving Credit Loan” shall mean a Revolving Credit Loan made to ITC Great Plains pursuant to Section 2.1(a).

“ITC Midwest Existing Revolving Credit Agreement” shall mean that certain Revolving Credit Agreement, dated as of October 23, 2017 and amended and restated as of January 10, 2020, by and among ITC Midwest, Wells Fargo Bank, as the administrative agent, and the lenders party thereto, as amended, supplemented or otherwise modified prior to the Closing Date.

“ITC Midwest First Mortgage Indenture” shall mean the First Mortgage Deed of Trust dated as of January 14, 2008 between ITC Midwest and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“ITC Midwest Letter of Credit” shall mean (i) each standby letter of credit issued to ITC Midwest pursuant to Section 3.1 and (ii) each Existing L/C of ITC Midwest.

“ITC Midwest Letter of Credit Exposure” shall mean, with respect to ITC Midwest, the sum of (a) the amount of any Unpaid Drawings on ITC Midwest Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a) and (b) such Lender’s Revolving Credit Commitment Percentage of the ITC Midwest Letter of Credit Outstanding (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a)).

“ITC Midwest Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the ITC Midwest Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s ITC Midwest Letter of Credit Exposure at such time and (c) the aggregate principal amount of ITC Midwest Swingline Loans of such Lender then outstanding.

“ITC Midwest Revolving Credit Loan” shall mean a Revolving Credit Loan made to ITC Midwest pursuant to Section 2.1(a).

“ITCTransmission Existing Revolving Credit Agreement” shall mean that certain Revolving Credit Agreement, dated as of October 23, 2017 and amended and restated as of January 10, 2020, by and among ITCTransmission, Wells Fargo Bank, as the administrative agent, and the lenders party thereto, as amended, supplemented or otherwise modified prior to the Closing Date.

“ITCTransmission First Mortgage Indenture” shall mean the First Mortgage and Deed of Trust, dated as of July 15, 2003, between ITCTransmission and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.) (as successor to BNY Midwest Trust Company), as trustee thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“ITCTransmission Letter of Credit” shall mean (i) each standby letter of credit issued to ITCTransmission pursuant to Section 3.1 and (ii) each Existing L/C of ITCTransmission.

“ITCTransmission Letter of Credit Exposure” shall mean, with respect to ITCTransmission, the sum of (a) the amount of any Unpaid Drawings on ITCTransmission Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a) and (b) such Lender’s Revolving Credit Commitment Percentage of the ITCTransmission Letter of Credit Outstanding (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a)).

“ITCTransmission Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the ITCTransmission Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s ITCTransmission Letter of Credit Exposure at such time and (c) the aggregate principal amount of ITCTransmission Swingline Loans of such Lender then outstanding.

“ITCTransmission Revolving Credit Loan” shall mean a Revolving Credit Loan made to ITCTransmission pursuant to Section 2.1(a).

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” and “Lenders” shall have the respective meanings provided in the preamble to this Agreement and any other Person that shall have become a Lender hereunder pursuant to Section 2.15 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Letter of Credit Issuer and the Swingline Lender.

“Letter of Credit” shall mean (i) each standby letter of credit issued pursuant to Section 3.1 and (ii) each Existing L/C.

“Letter of Credit Commitment” shall mean, (a) with respect to each Initial Letter of Credit Issuer, the amount set forth opposite the name of such Initial Letter of Credit Issuer on Schedule I and (b) in the case of any other Letter of Credit Issuer, such amount as shall be designated to the Administrative Agent and the Borrowers in writing by such Letter of Credit Issuer.

“Letter of Credit Exposure” shall mean, with respect to any Lender, the sum of (a) the amount of any Unpaid Drawings on Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a) and (b) such Lender’s Revolving Credit Commitment Percentage of the Letter of Credit Outstanding (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean (a) each Initial Letter of Credit Issuer and (b) each other Lender (and its respective Affiliates) that agrees to act as a Letter of Credit Issuer hereunder and that is approved by the Borrowers and the Administrative Agent, in each case together with its respective successors in such capacity.

“Letter of Credit Outstanding” shall mean, at any time, the sum, without duplication, of (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

“Letter of Credit Request” shall have the meaning provided in Section 3.2.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment by way of security, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” and “Loans” means any or all of the Revolving Credit Loans and the Swingline Loans.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the applicable Borrower and its respective Subsidiaries taken as a whole that would materially adversely affect the ability of the applicable Borrower to perform its obligations under this Agreement.

“Material Subsidiary” shall mean, as at any date, a Subsidiary (the “Subject Subsidiary”), including its subsidiaries, which meet any of the following conditions:

(a)            The applicable Borrower’s and its other Subsidiaries’ investments in and advances to the Subject Subsidiary and its Subsidiaries exceeds 10% of the total assets of the applicable Borrower and its Subsidiaries consolidated as of the end of the then most recently completed fiscal year; or

(b)            The applicable Borrower’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the applicable Borrower and its Subsidiaries consolidated as of the end of the then most recently completed fiscal year; or

(c)            The applicable Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subject Subsidiary and its Subsidiaries exceeds 10% of such income of the applicable Borrower and its Subsidiaries consolidated for the then most recently completed fiscal year.

“Maximum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below, as such amount may be modified from time to time pursuant to Section 2.15 or Section 4.2; provided, that at no time may the Sublimit or Maximum Sublimit for any Borrower exceed the amount of Indebtedness such Borrower is authorized to incur pursuant to any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower at such time.

Borrower	Maximum Sublimit
Holdings	$600,000,000.00
ITC Midwest	$250,000,000.00
ITC Great Plains	$75,000,000.00
METC	$250,000,000.00
ITCTransmission	$250,000,000.00

“METC Existing Revolving Credit Agreement” that certain Revolving Credit Agreement, dated as of October 23, 2017 and amended and restated as of January 10, 2020, by and among METC, Wells Fargo Bank, as the administrative agent, and the lenders party thereto, as amended, supplemented or otherwise modified prior to the Closing Date.

“METC First Mortgage Indenture” shall mean the First Mortgage Indenture, dated as of December 10, 2003, between METC and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.) (as successor to JPMorgan Chase Bank, N.A.), as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“METC Letter of Credit” shall mean (i) each standby letter of credit issued to METC pursuant to Section 3.1 and (ii) each Existing L/C of METC.

“METC Letter of Credit Exposure” shall mean, with respect to METC, the sum of (a) the amount of any Unpaid Drawings on METC Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a) and (b) such Lender’s Revolving Credit Commitment Percentage of the METC Letter of Credit Outstanding (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Letter of Credit Issuer pursuant to Section 3.4(a)).

“METC Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the METC Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s METC Letter of Credit Exposure at such time and (c) the aggregate principal amount of METC Swingline Loans of such Lender then outstanding.

“METC Revolving Credit Loan” shall mean a Revolving Credit Loan made to METC pursuant to Section 2.1(a).

“Minimum Borrowing Amount” shall mean $500,000.

“Minimum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below, as such amount may be modified from time to time pursuant to Section 4.2.

Borrower	Minimum Sublimit
Holdings	$175,000,000.00
ITC Midwest	$0.00
ITC Great Plains	$0.00
METC	$0.00
ITCTransmission	$0.00

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Net Tangible Assets” shall mean the amount shown as consolidated total assets on the applicable Borrower’s most recently delivered audited consolidated balance sheet prepared in accordance with GAAP, less the following: (i) intangible assets including, without limitation, such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on such balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Holding Subsidiary” shall have the meaning provided in the definition of “Non-Recourse Indebtedness”.

“Non-Recourse Indebtedness” shall mean any Indebtedness of a Subsidiary (such Subsidiary, a “Non-Recourse Subsidiary”), provided that (i) such Indebtedness is without recourse to the applicable Borrower or any Subsidiary (other than any Subsidiary of such Borrower formed solely for the purpose of owning the Capital Stock of such Non-Recourse Subsidiary (any such holding Subsidiary, a “Non-Recourse Holding Subsidiary”), such Non-Recourse Subsidiary and its Subsidiaries formed for purposes directly related to the business of such Non-Recourse Subsidiary and doing business only in connection with the business of such Non-Recourse Subsidiary (any such Subsidiary, a “Related Subsidiary”)) or to any property of the applicable Borrower or any Subsidiary (other than any Capital Stock in such Non-Recourse Subsidiary that is owned by such Non-Recourse Holding Subsidiary and the property owned by such Non-Recourse Subsidiary and its Related Subsidiaries); (ii) neither the applicable Borrower nor any Subsidiaries (other than such Non-Recourse Holding Subsidiary, such Non-Recourse Subsidiary and its Related Subsidiaries) provides credit support of any kind for (including any undertaking, agreement or instrument that would constitute Indebtedness), or is directly or indirectly liable as a guarantor or otherwise in respect of, such Indebtedness or in respect of the business or operations of such Non-Recourse Holding Subsidiary, such Non-Recourse Subsidiary or any of its Related Subsidiaries (other than a pledge of the Capital Stock in such Non-Recourse Subsidiary by such Non-Recourse Holding Subsidiary and the property owned by such Non-Recourse Subsidiary and its Related Subsidiaries); (iii) neither the applicable Borrower nor any of its Subsidiaries constitutes the lender of such Indebtedness; (iv) no default with respect to such Indebtedness (including any rights that the holders of such Indebtedness may have to take enforcement action against such Non-Recourse Holding Subsidiary, such Non-Recourse Subsidiary and its Related Subsidiaries) would permit, upon notice, lapse of time or both, any holder of any Indebtedness (other than Indebtedness under this Agreement, any other related loan documents or any existing indentures, as supplemented, replaced, refinanced or otherwise modified from time to time) of the applicable Borrower or any of its Subsidiaries (other than such Non-Recourse Holding Company, such Non-Recourse Subsidiary and its Related Subsidiaries) to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity; and (v) the lenders (or their respective agents) of such Indebtedness have been notified in writing that they will not have any recourse to the property of the applicable Borrower or any of its Subsidiaries (other than a pledge of the Capital Stock in such Non-Recourse Subsidiary by such Non-Recourse Holding Subsidiary or any of the property owned by such Non-Recourse Subsidiary and its Related Subsidiaries).

“Non-Recourse Subsidiary” shall have the meaning provided in the definition of “Non-Recourse Indebtedness”.

“Non-U.S. Lender” shall mean any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall mean a Notice of Borrowing provided pursuant to Section 2.3(a), substantially in the form of Exhibit A.

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.6(a).

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Organic Document” shall mean, relative to any Person, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person’s Capital Stock.

“Other Taxes” shall have the meaning provided in Section 12.5(a).

“Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” shall have the meaning provided in Section 12.6(c)(i).

“Participant Register” shall have the meaning provided in Section 12.6(c)(i).

“Patriot Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” shall have the meaning provided in Section 12.25.

“Pension Plan” shall mean a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the applicable Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, is a contributing employer or a sponsor.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Permitted Liens” shall mean (a) Liens for taxes, assessments, customs duties or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate provisions have been established in accordance with GAAP; (b) Liens in respect of property or assets of the applicable Borrower or any of its Subsidiaries imposed by law, such as carriers’, warehousemen’s and or mechanics’ Liens, and other similar Liens arising in the ordinary course of business and Liens arising under zoning laws and ordinances and municipal bylaws and regulations, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect; (c) Liens arising out of pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the applicable Borrower or any Subsidiary is a party, or deposits to secure public or statutory obligations of the applicable Borrower or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the applicable Borrower or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings, and, to the extent not securing Indebtedness, other similar obligations incurred in the ordinary course of business; (d) easements, rights-of-way, restrictive covenants or agreements, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the applicable Borrower and its Subsidiaries taken as a whole; and (e) to the extent not securing Indebtedness, (i) liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 10.7; (ii) ground leases in respect of real property on which facilities owned or leased by the applicable Borrower or any of its Subsidiaries are located; (iii) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement; (iv) Liens incurred by the licensing of trademarks by the applicable Borrower or any of its Subsidiaries to others in the ordinary course of business; and (v) leases or subleases granted to others, not interfering in any material respect with the business of the applicable Borrower and its Subsidiaries taken as a whole.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Real Estate” shall have the meaning provided in Section 8.1(e).

“Register” shall have the meaning provided in Section 12.6(b)(iv).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, agents and advisors of such Person and such Person’s Affiliates.

“Related Subsidiary” shall have the meaning provided in the definition of “Non-Recourse Indebtedness”.

“Relevant Governmental Body” shall mean the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Removed Borrower” shall have the meaning provided in Section 12.1.

“Required Lenders” shall mean, at any date, Lenders having or holding more than 50% of the Total Revolving Credit Commitment at such date (provided that in the case of a Defaulting Lender, for this purpose only, its Revolving Credit Commitment shall be deemed to be equal to the outstanding principal amount of all Revolving Credit Loans of such Defaulting Lender at such date) or, if the Revolving Credit Commitments have terminated, more than 50% of the outstanding principal amount of all Revolving Credit Loans and Letter of Credit Exposure on such date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as the amount set forth on Schedule I as such Lender’s “Revolving Credit Commitment” and being an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.15 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.6 pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof (including pursuant to Sections 4.2 and 12.6).

“Revolving Credit Commitment Percentage” shall mean, with respect to any Lender, the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment; provided that in the case of Section 2.14 when a Defaulting Lender shall exist, “Revolving Credit Commitment Percentage” shall mean the percentage of the Total Revolving Credit Commitment (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment. If the Total Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments and to the Lender’s status as a Defaulting Lender at the time of determination.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) the aggregate principal amount of Swingline Loans of such Lender then outstanding.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(a).

“Revolving Credit Maturity Date” shall mean April 14, 2028 subject to extension (in the case of each Lender consenting thereto) as provided in Section 2.16, or, if earlier, the date on which the Revolving Credit Commitments shall have terminated or shall have been reduced to zero.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is the subject or target of any Sanctions (at the time of this Agreement, Crimea, the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means , at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, any other relevant U.S. sanctions authority, or any other sanctions authority applicable to the Borrowers, (b) any Person organized or ordinarily resident in a Sanctioned Country, (c) any Person owned 50% or more or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State) or other sanctions authority applicable to the Borrowers.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.8(b).

“Specified Existing Indebtedness” means the Indebtedness under each of the following agreements: the Holdings Existing Revolving Credit Agreement, the ITC Midwest Existing Revolving Credit Agreement, the METC Existing Revolving Credit Agreement, the ITCTransmission Existing Revolving Credit Agreement and the ITC Great Plains Existing Revolving Credit Agreement.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Sublimit” means, with respect to each Borrower, its Initial Sublimit, as the same may be modified from time to time pursuant to Section 2.15 or Section 4.2; provided that a Borrower’s Sublimit shall at no time exceed its Maximum Sublimit or be less than its Minimum Sublimit.

“Sublimit Adjustment Letter” means a letter substantially in the form of Exhibit C.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock or issued share capital of any class or classes of such corporation shall have or might have voting power by reason of the happening of any, contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest and more than a 50% voting interest at the time and (c) any other corporation, partnership, joint venture or other entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such statements were prepared in accordance with GAAP and (ii) that is controlled (as defined in clause (b) of the definition of such term in the definition of the term “Affiliate”) by such Person. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the applicable Borrower.

“Successor Borrower” shall have the meaning provided in Section 9.2(a).

“Swingline Commitment” shall mean the lesser of (a) $90,000,000 and (b) the aggregate amount of the Revolving Credit Commitments at such time.

“Swingline Lender” shall mean Wells Fargo Bank in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” shall mean any swingline loan made by the Swingline Lender to the applicable Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Participation Amount” has the meaning assigned thereto in Section 2.2(b)(ii)(C).

“Taxes” shall have the meaning provided in Section 5.3(a)(i).

“Term SOFR” means,

(a)             for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period (provided, that if such Interest Period is seven (7) days, such Interest Period will be deemed to have a tenor of one (1) month for purposes of this definition) on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means, with respect to Term SOFR for an Interest Period of one-week, 0.03839% per annum, and, with respect to Term SOFR for an Interest Period of one, three, or six months, a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Market Index Rate” means, with respect to any day, a daily floating rate per annum equal to Adjusted Term SOFR for a one-month tenor in effect on such day.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Capitalization” shall mean, as of any date of determination, the sum, without duplication, of (a) Total Debt and (b) the total stockholders’ equity of the applicable Borrower as determined in accordance with GAAP; provided that the term “Total Capitalization” shall exclude the non-cash effects of the 2006 Financial Accounting Standards Board Statement No. 158 titled “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, now codified within Accounting Standards Codification Topic 715, Compensation—Retirement Benefits.

“Total Debt” shall mean, as of any date of determination, (a) the sum, without duplication, of (i) all Indebtedness of the applicable Borrower and its Subsidiaries for borrowed money outstanding on such date, (ii) all Capitalized Lease Obligations of the applicable Borrower and its Subsidiaries outstanding on such date and (iii) all Indebtedness of the applicable Borrower and its Subsidiaries of the types described in clauses (b) and (d) of the definition of Indebtedness (but in the case of clause (d), only to the extent such Indebtedness is assumed by the applicable Borrower or any Subsidiary), all calculated on a consolidated basis in accordance with GAAP and to the extent reflected as Indebtedness on the consolidated balance sheet of the applicable Borrower in accordance with GAAP minus (b) the aggregate amount of cash held by the applicable Borrower and its Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness of the applicable Borrower and its Subsidiaries is not prohibited by law or any contract to which the applicable Borrower or any of its Subsidiaries is a party (but in each case excluding equity securities that are mandatorily redeemable 91 or more days after the Revolving Credit Maturity Date and that are classified as hybrid securities by Moody’s and/or S&P).

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders, which as of the Closing Date was $1,000,000,000.

“Type” shall mean as to any Revolving Credit Loan, its nature as a Base Rate Loan or a SOFR Loan.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” shall mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(a) and 2.6(a), in each case, such day is also a Business Day.

“Voting Stock” shall mean Capital Stock of a Person which carries voting rights or the right to Control such Person under any circumstances; provided that Capital Stock which carries the right to vote or Control conditionally upon the happening of an event shall not be considered Voting Stock until the occurrence of such event and then only during the continuance of such event.

“Welfare Plan” shall mean an “employee welfare benefit plan,” as such term is defined in Section 3(1) of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2           Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar effect or result) (and related interpretations) (collectively, “ASC 842”) to the extent the effect of which would be to cause leases which would be treated as operating leases under GAAP immediately prior to the effectiveness of ASC 842 to be recorded as a liability/debt on any Borrower’s statement of financial position under GAAP.

1.3            Interpretation.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.4           Divisions.

For all purposes under this Agreement in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

1.5           Rates.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.10(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 2
AMOUNT AND TERMS OF CREDIT

2.1            Commitments.

(a)            Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans in Dollars (each a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) to each Borrower, which Revolving Credit Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (ii) may, at the option of such Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or SOFR Loans (provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type), (iii) may be repaid and reborrowed in accordance with the provisions hereof and shall be repaid in full on the Revolving Credit Maturity Date, (iv) for any such Lender at any time, (A) shall not result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time, (B) shall not result in the aggregate Holdings Revolving Credit Exposure of all Lenders exceeding the Holdings Sublimit, (C) shall not result in the aggregate ITC Midwest Revolving Credit Exposure of all Lenders exceeding the ITC Midwest Sublimit, (D) shall not result in the aggregate ITC Great Plains Revolving Credit Exposure of all Lenders exceeding the ITC Great Plains Sublimit, (E) shall not result in the aggregate METC Revolving Credit Exposure of all Lenders exceeding the METC Sublimit, (ix) shall not result in the aggregate ITCTransmission Revolving Credit Exposure of all Lenders exceeding the ITCTransmission Sublimit, and (x) after giving effect thereto and to the application of the proceeds thereof, shall not result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures exceeding the Total Revolving Credit Commitment then in effect. As of the Closing Date, the Total Revolving Credit Commitment will be $1,000,000,000.

(b)            Each Borrower shall use the Letters of Credit and the proceeds from the Revolving Credit Loans and Swingline Loans for (i) refinancing the Specified Existing Indebtedness on the Closing Date, and (ii) general corporate purposes of such Borrower and its respective Subsidiaries (including, without limitation, to finance capital expenditures, investments, acquisitions and to repay Indebtedness); provided that, notwithstanding any of the foregoing, none of the proceeds from Revolving Credit Loans or Swingline Loans may be used to finance any Hostile Take-Over Bid.

2.2            Minimum Amount of Each Borrowing; Maximum Number of Borrowings; Swingline Loans.

(a)            Revolving Credit Loans. The aggregate principal amount of each Borrowing of Revolving Credit Loans shall be in a multiple of $100,000 and shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on any date.

(b)            Swingline Loans.

(i)             Availability. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Swingline Lender shall make Swingline Loans in Dollars to the applicable Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date; provided, that (i) after giving effect to any amount requested, the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment and (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment.

(ii)            Refunding.

(A)            The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the applicable Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. (New York time) on any Business Day request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Loan as a Base Rate Loan in an amount equal to such Lender’s Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s office not later than 1:00 p.m. (New York time) on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(B)             If any portion of any amount paid to the Swingline Lender shall be recovered by or on behalf of the applicable Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentage.

(C)             If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(ii)(A), each Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(ii)(A), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender. The purchase of participating interests in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

(D)             Each Lender’s obligation to make the Revolving Credit Loans referred to in Section  2.2(b)(ii)(A) and to purchase participating interests pursuant to Section 2.2(b)(ii)(C) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right that such Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article 6, (3) any adverse change in the condition (financial or otherwise) of any Borrower, (4) any breach of this Agreement by any Borrower or any other Lender or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(E)              If any Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(b)(ii) by the time specified in Section 2.2(b)(ii)(A) or 2.2(b)(ii)(C), as applicable, the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (E) shall be conclusive absent manifest error.

2.3           Notice of Borrowing.

(a)            To request a Revolving Credit Loan or Swingline Loan to be made hereunder (other than Borrowings to repay Unpaid Drawings), the applicable Borrower shall give the Administrative Agent at an office of the Administrative Agent from time to time notified by the Administrative Agent to such Borrower (but initially the office set forth for the Administrative Agent in Section 12.2(a)(ii)), (i) a written Notice of Borrowing (or telephonic notice promptly confirmed in writing) prior to 12:00 noon (New York time) at least three (3) Business Days prior to the proposed day of each Borrowing of SOFR Loans and (ii) a written Notice of Borrowing (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. (New York time) on the proposed day of each Borrowing of Base Rate Loans and Swingline Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (i) the name of the applicable Borrower, (ii) whether such Borrowing is to be a Revolving Credit Loan or Swingline Loan, (iii) (x) with respect to Revolving Credit Loans the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing and (y) with respect to Swingline Loans the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing which shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, in each case, the remaining amount of the Revolving Credit Commitment or the Swingline Commitment, as applicable), (iv) the date of Borrowing (which shall be a Business Day), (v) whether such Borrowing shall consist of Base Rate Loans or SOFR Loans, (vi) if such Borrowing shall consist of SOFR Loans, the Interest Period to be initially applicable thereto and (vii) the number and location of the account to which funds are to be disbursed. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans and/or Swingline Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b)            Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(c).

(c)            Without in any way limiting the obligation of any Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of such Borrower. In each such case each Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

2.4           Disbursement of Funds.

(a)             No later than 12:00 noon (New York time) on the date specified in each Notice of Borrowing (or, with respect to any Notice of Borrowing of Revolving Credit Loans that are Base Rate Loans or Swingline Loans received on the proposed day of such Borrowing, 3:00 p.m. (New York time) on the date specified in such Notice of Borrowing), (i) each Lender will make available its pro rata portion, if any, of each Borrowing of Revolving Credit Loans requested to be made on such date in the manner provided below and (ii) the Swingline Lender will make available to the Administrative Agent the Swingline Loans to be made on such borrowing date in the manner provided below.

(b)            Each Lender or Swingline Lender, as applicable, shall make available all amounts it is to fund under any Borrowing in immediately available funds to the Administrative Agent at an office of the Administrative Agent from time to time notified by the Administrative Agent to the Lenders (but initially the office set forth for the Administrative Agent in Section 12.2(a)(ii)), and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the applicable Borrower by depositing such funds as specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, at the Federal Funds Rate or (ii) if paid by such Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Revolving Credit Loans or Swingline Loans, as applicable.

(c)             Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5           Repayment of Loans; Evidence of Debt.

(a)             Each Borrower shall, for the benefit of the Lenders, (x) on the Revolving Credit Maturity Date, (i) repay to the Administrative Agent the then-unpaid Revolving Credit Loans made to such Borrower and (ii) retire all other then-outstanding Revolving Credit Exposure with respect to such Borrower and (y) repay the then-outstanding principal amount of each Swingline Loan made to such Borrower no later than the fifth (5th) Business Day after any such Swingline Loan is made (but, in any event, no later than the Revolving Credit Maturity Date), together with all accrued but unpaid interest thereon.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Revolving Credit Loan and Swingline Loan made by such lending office of such Lender from time to time, including the amounts and currency of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c)            The Administrative Agent shall maintain the Register pursuant to Section 12.6, and a sub-account for each Lender, in which Register and sub-accounts (taken together) shall be recorded (i) the name of the applicable Borrower, (ii) the amount of each Revolving Credit Loan and Swingline Loan made hereunder, the Type of each Revolving Credit Loan made and the Interest Period applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from such Borrower and each Lender’s share thereof.

(d)            The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (b) and (c) of this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Revolving Credit Loans and Swingline Loans made to such Borrower by such Lender in accordance with the terms of this Agreement. In the event that there is an inconsistency between the accounts maintained by a Lender pursuant to Section 2.5(b) and the Register maintained by the Administrative Agent pursuant to Section 12.6, the said Register shall prevail.

(e)            All payments to be made by the Administrative Agent to any Lender hereunder shall be made in accordance with the payment instructions of such Lender set forth on the signature page of such Lender hereunder or, if such Lender is an Assignee, set forth in the Assignment and Assumption of such Lender.

(f)             Any Lender may request that Revolving Credit Loans and Swingline Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Revolving Credit Loans and Swingline Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.6           Changes in Type of Revolving Credit Loan.

(a)            Each Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Credit Loans made to such Borrower of one Type into a Borrowing or Borrowings of another permitted Type or to continue the outstanding principal amount of any SOFR Loans as SOFR Loans for an additional Interest Period; provided that (i) no partial continuation of SOFR Loans shall reduce the outstanding principal amount of SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) Base Rate Loans may not be converted into SOFR Loans, if a Default or Event of Default with respect to such Borrower is in existence on the date of the proposed conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) SOFR Loans may not be continued as SOFR Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, (iv) no SOFR Period in excess of one month may be selected for any SOFR Loan if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such longer Interest Period, (v) Borrowings resulting from continuations or conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2 and (vi) the outstanding principal amount of a Revolving Credit Loan of one Type may not be converted into a Borrowing of another permitted Type until the end of the current Interest Period for such Revolving Credit Loan. Each such continuation or conversion shall be effected by the applicable Borrower by giving the Administrative Agent at the location set forth in Section 12.2 prior to 12:00 noon (New York time) at least three Business Days’ prior written notice substantially in the form of Exhibit B (or telephonic notice promptly confirmed in writing) (each a “Notice of Conversion/Continuation”) specifying the Revolving Credit Loans to be so continued or converted, the Type of Revolving Credit Loans to be continued or converted into and, if such Revolving Credit Loans are to be converted or continued as SOFR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed continuation or conversion affecting any of its Revolving Credit Loans. This Section 2.6 shall not be construed to permit any Borrower to change the currency of any Borrowing.

(b)            If any Default or Event of Default with respect to a Borrower is in existence at the time of any proposed continuation of any SOFR Loans made to such Borrower and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such SOFR Loans made to such Borrower shall be automatically converted on the last day of the current Interest Period into Base Rate Loans.

(c)             If upon the expiration of any Interest Period, any Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, such Borrower shall be deemed to have elected to convert such Borrowing of SOFR Loans, as the case may be, into a Borrowing of Base Rate Loans, as the case may be, effective as of the expiration date of such current Interest Period.

2.7           Pro Rata Borrowings.

Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentage; provided that the Administrative Agent may adjust the proportions of the Lenders with respect to any Borrowing to be made by such Lenders to ensure that no Lender’s Revolving Credit Exposure (after granting its portion of such Borrowing) exceeds its Revolving Credit Commitment. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Revolving Credit Loans hereunder and that each Lender shall be obligated to make the Revolving Credit Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

2.8            Interest and Fees.

(a)            The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise and both before and after default and judgment) at a rate per annum that shall at all times be equal to the Applicable Margin for Base Rate Loans plus the Base Rate in effect from time to time.

(b)            The unpaid principal amount of each SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise and both before and after default and judgment) at a rate per annum that shall at all times be equal to the Applicable Margin for SOFR Loans plus the Adjusted Term SOFR.

(c)            The unpaid principal amount of each Base Rate Swingline Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise and both before and after default and judgment) at a rate per annum that shall at all times be equal to the Applicable Margin for Base Rate Loans plus the Base Rate in effect from time to time. The unpaid principal amount of each SOFR Swingline Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise and both before and after default and judgment) at a rate per annum that shall at all times be equal to the Applicable Margin for SOFR Loans at such time plus the Term SOFR Market Index Rate in effect from time to time.

(d)            If all or a portion of (i) the principal amount of any Revolving Credit Loan or Swingline Loan or (ii) any interest thereon or fees payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, equal to the rate that would otherwise be applicable thereto plus, to the extent permitted by applicable law, 2.00% (after as well as before maturity and judgment), (y) in the case of any overdue interest with respect to any Revolving Credit Loan or Swingline Loan, equal to the rate of interest applicable to such Revolving Credit Loan or Swingline Loan plus, to the extent permitted by applicable law, 2.00%, or (z) in the case of any overdue fees or other amounts owing hereunder, equal to the rate of interest then applicable to Revolving Credit Loans or Swingline Loans maintained as Base Rate Loans plus 2.00%, in each case from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before maturity and judgment). All interest payable pursuant to this Section 2.8(d) shall be payable upon demand.

(e)             Interest on each Revolving Credit Loan and Swingline Loan shall accrue from and including the date such Revolving Credit Loan is made to but excluding the date of any repayment thereof and shall, except as otherwise provided pursuant to Section 2.8(d), be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each of March, June, September and December (for the three-month period (or portion thereof) ended on such day), (ii) in respect of each SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of a SOFR Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in respect of each Revolving Credit Loan and Swingline Loan on any payment or prepayment (on the amount paid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(f)             All computations of interest hereunder shall be made in accordance with Section 5.4.

(g)            The Administrative Agent, upon determining the interest rate for any Borrowing of SOFR Loans, shall promptly notify the Borrowers and the Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(h)           In connection with the use or administration of Term SOFR, the Administrative Agent will, in consultation with the Borrowers, have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.9           [Reserved].

2.10         Increased Costs, Changed Circumstances, Benchmark Replacement Setting, Illegality.

(a)            In the event that:

(i)             the Administrative Agent shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), on any date for determining Adjusted Term SOFR for a Borrowing of SOFR Loans for any Interest Period that adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Term SOFR; or

(ii)            the Administrative Agent or any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), at any time, that the Administrative Agent or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Revolving Credit Loans or Swingline Loans (other than any such increase or reduction attributable to (A) Taxes, (B) Other Taxes, (C) taxes excluded by Section 5.3(a)(i) or (D) taxes excluded by Section 5.3(b)) because of any change since the date hereof in any applicable law, treaty, governmental rule, regulation, guideline or order (or in the interpretation, implementation, administration or application thereof and including the introduction of any new law, treaty or governmental rule or request, regulation, guideline, requirement, directive or order), such as, for example, but not limited to, a change in official reserve requirements (including any reserve requirements specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities” as therein defined or the imposition of any tax on the Administrative Agent or any Lender on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto), then, and in any such event, the Administrative Agent or such Lender shall within a reasonable time thereafter give notice (if by telephone confirmed in writing) to the applicable Borrowers and, as the case may be, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (i) above, SOFR Loans shall no longer be available from the Lenders (and the Lenders’ obligation to make such Revolving Credit Loans shall be suspended) until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or any Notice of Continuation given by any Borrower with respect to SOFR Loans that have not yet been incurred shall be deemed to be a Notice of Borrowing or a Notice of Continuation for Base Rate Loans, and (y) in the case of clause (ii) above, the applicable Borrowers, severally and not jointly, in each case to the extent of their respective Applicable Shares (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable), shall pay to the Administrative Agent or such Lender, within five (5) days after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate the Administrative Agent or such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to the Administrative Agent or such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the applicable Borrower by the Administrative Agent or such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto, provided that the determination of such additional amounts shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender (after consideration of such factors as such Lender then reasonably determines to be relevant)).

(b)           If, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change therein, or any change in the interpretation, implementation or administration thereof by any Governmental Authority, or compliance by a Lender or its Parent with any request or directive made or adopted after the date hereof regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender’s or its Parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its Parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its Parent’s policies with respect to capital adequacy and liquidity requirements), then within five (5) days after written demand (as described below) by such Lender (with a copy to the Administrative Agent), the Borrowers, severally and not jointly, in each case to the extent of their respective Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable), shall pay to such Lender such additional amount or amounts as will compensate such Lender or its Parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(b) (provided that such determination of additional amounts shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender (after consideration of such factors as such Lender then reasonably determines to be relevant)), will give prompt written notice thereof to the Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts (it being agreed that a written notice as to the additional amounts owed to the Administrative Agent or such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by the Administrative Agent or such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto, provided that the determination of such additional amounts shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender (after consideration of such factors as such Lender then reasonably determines to be relevant), although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrowers’ obligations to pay additional amounts pursuant to this Section 2.10(b) upon receipt of such notice.

(c)            For purposes of this Section 2.10, and notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, requirements, guidelines and directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to have been enacted, adopted, issued and implemented after the date hereof, regardless of the date enacted, adopted, issued or implemented.

(d)            Benchmark Replacement Setting.

(i)             Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.10(d)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will, in consultation with the Borrowers, have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (C) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(d)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10(d).

(iv)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)           Benchmark Unavailability Period. Upon receipt by the Borrowers of notice of the commencement of a Benchmark Unavailability Period, (A) each Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Borrower’s SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(e)            If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrowers (through the Administrative Agent), the Borrowers shall, as promptly as possible and, in any event, within the time period required by law, either (i) if the affected SOFR Loan is then being made pursuant to a Credit Event or Borrowing by way of conversion into a SOFR Loan, cancel said Credit Event or Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to this Section 2.10(e) or (ii) if the affected SOFR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such SOFR Loan into a Base Rate Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(e).

(f)           Subject to Section 2.13, the provisions of this Section 2.10 shall survive the repayment of the Revolving Credit Loans and all other amounts payable hereunder.

2.11         Compensation.

 If (a) any payment of principal of any SOFR Loan, or any continuation of any SOFR Loan, is made by a Borrower (or a replacement Lender in the case of Section 12.7) to or for the account of a Lender other than on the last day of the Interest Period pursuant to Section 2.5, 2.6, 2.10, 5.1 or 12.7, as a result of acceleration of the maturity of the Revolving Credit Loans pursuant to Article 10 or for any other reason, (b) any Borrowing of SOFR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any Base Rate Loan is not converted into a SOFR Loan as a result of a withdrawn Notice of Conversion/Continuation, (d) any SOFR Loan is not continued as a SOFR Loan as a result of a withdrawn Notice of Conversion/Continuation or (e) any prepayment of principal of any SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1, such Borrower shall, after receipt of a written notice of the Administrative Agent advising of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such SOFR Loan.

2.12         Change of Lending Office.

If any Lender requests compensation under Section 2.10, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.3, then such Lender shall, if requested by such Borrower, use reasonable efforts to designate a different lending office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 5.3, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower, severally and not jointly, in each case to the extent of their respective Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable), hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.13         Notice of Certain Costs.

Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.3 is given by the Administrative Agent, the Swingline Lender, any Letter of Credit Issuer or any Lender more than 180 days after the Administrative Agent, such Swingline Lender, Letter of Credit Issuer or such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections (provided that no Lender shall be deemed to have knowledge of any such event referred to in Section 2.10(d) prior to the incurrence of any such additional cost, reduction in amounts, loss, tax or other additional amounts), then the Administrative Agent, the Swingline Lender, such Letter of Credit Issuer or such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.3, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice.

2.14         Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 12.1.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuers or the Swingline Lender hereunder; third, to cash collateralize the Fronting Exposure of the Letter of Credit Issuers and the Swingline Lender with respect to such Defaulting Lender; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) cash collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Letter of Credit Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letter of Credit Exposure or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 2.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral in a manner satisfactory to the Administrative Agent pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)             Each Defaulting Lender shall be entitled to receive Letter of Credit commissions pursuant to Section 4.1(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral.

(C)             With respect to any commitment fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Letter of Credit Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, cash collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(vi)          Subject to compliance with the terms and conditions of Section 12.7, the Borrowers may, at their sole expense and effort upon notice to such Defaulting Lender and the Administrative Agent, require such Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.6) all its interests, rights and obligations under this Agreement to an Assignee that shall assume such obligations.

(b)            Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Letter of Credit Issuers and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments (without giving effect to Section 2.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.15         Expansion Option.

 The Borrowers may from time to time elect to increase the Revolving Credit Commitments (but not, for the avoidance of doubt, the Swingline Commitment) in minimum increments of $25,000,000 (or such lesser amount as the Administrative Agent may agree) so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $300,000,000. The Borrowers may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Credit Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Credit Commitments, or provide new Revolving Credit Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrowers, each Letter of Credit Issuer, the Swingline Lender and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Borrowers and such Increasing Lender execute an agreement substantially in the form of Exhibit G hereto, and (y) in the case of an Augmenting Lender, the Borrowers and such Augmenting Lender execute an agreement substantially in the form of Exhibit H hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Revolving Credit Commitments pursuant to this Section 2.15. Increases and new Revolving Credit Commitments created pursuant to this Section 2.15 shall become effective on the date agreed by the Borrowers, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Credit Commitments (or in the Revolving Credit Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase and immediately prior to giving effect to any such increase and the addition of any Augmenting Lenders to this Agreement, (A) the conditions set forth in paragraphs (a) and (b) of Section 6.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of each Borrower and (B) each Borrower shall be in compliance with the covenants contained in Section 9.3 and Section 9.4 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the effective date as to the organizational power and authority of each Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Credit Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its Revolving Credit Commitment Percentage of such outstanding Revolving Credit Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Credit Loans as of the date of any increase in the Revolving Credit Commitments (with such reborrowing to consist of the Types of Revolving Credit Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each SOFR Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.11 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.15 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Credit Commitment hereunder. In connection with any increase in the Revolving Credit Commitment pursuant to this Section 2.15, the respective Sublimits and Maximum Sublimits of the Borrowers shall be increased by an equal aggregate amount as the Borrowers may direct by notice to the Administrative Agent, subject to the limitations set forth in Section 4.2. If there are Swingline Loans or Letters of Credit outstanding on the date of the effectiveness of the increase, the participations of the Lenders in such Swingline Loans or Letters of Credit, if any, will be automatically adjusted to reflect the Revolving Credit Commitment Percentages of all the Lenders after giving effect to any increase of the Revolving Credit Commitments in accordance with this Section 2.15.

2.16         Extension of Revolving Credit Maturity Date.

(a)            The Borrowers may at any time from time to time not more than ninety (90) days and not less than thirty (30) days prior to any anniversary of the Closing Date (other than the Revolving Credit Maturity Date), by notice to the Administrative Agent (who shall promptly notify the Lenders), request that each Lender extend (each such date on which an extension occurs, an “Extension Date”) such Lender’s then effective Revolving Credit Maturity Date (the “Existing Revolving Credit Maturity Date”) to the date that is one year after such Lender’s Existing Revolving Credit Maturity Date; provided that if any requested Extension Date is not a Business Day, such Extension Date shall be the immediately succeeding Business Day.

(b)            Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 10 Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) after the date on which the Administrative Agent received the Borrowers’ extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Revolving Credit Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Revolving Credit Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrowers for extension of the Revolving Credit Maturity Date.

(c)            The Administrative Agent shall promptly notify the Borrowers of each Lender’s determination under this Section.

(d)            The Borrowers shall have the right, but shall not be obligated, on or before the applicable Revolving Credit Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent, the Swingline Lender and each Letter of Credit Issuer in accordance with the procedures provided in Section 12.7, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 12.6, with the Borrowers or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Revolving Credit Maturity Date for such Non-Extending Lender, assume a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrowers (which notice shall set forth such Lender’s new Revolving Credit Maturity Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrowers but without the consent of any other Lenders.

(e)             If (and only if) (i) the total of the Revolving Credit Commitments of the Lenders that have agreed to extend their Revolving Credit Maturity Date is more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the applicable Extension Date, and (ii) all of the Borrowers and the Administrative Agent consent to such extension, then, effective as of the applicable Extension Date, the Revolving Credit Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Revolving Credit Maturity Date (except that, if such date is not a Business Day, such Revolving Credit Maturity Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder. For purposes of clarity, it is acknowledged and agreed that the Revolving Credit Maturity Date on any date of determination shall not be a date more than five (5) years after such date of determination, whether such date of determination is made before or after giving effect to any extension request made hereunder.

(f)             Notwithstanding the foregoing, any extension of any Revolving Credit Maturity Date pursuant to this Section 2.16 shall not be effective with respect to any Extending Lender unless:

(i)             there shall exist no Default or Event of Default on the applicable Extension Date and immediately after giving effect thereto;

(ii)            the representations and warranties made by each Borrower contained herein shall be true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of the applicable Extension Date and after giving effect thereto with the same effect as though such representations and warranties had been made on and as of such Extension Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of such earlier date); and

(iii)           the Administrative Agent shall have received a certificate from the Borrowers signed by an Authorized Officer of each Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g)            It is understood and agreed that the Revolving Credit Maturity Date of each Non-Extending Lender shall remain unchanged and the repayment of all obligations owed to them pursuant to this Agreement and any related loan documents and the termination of their Commitments shall occur on the then existing Revolving Credit Maturity Date without giving effect to such extension request.

(h)            On the Revolving Credit Maturity Date of each Non-Extending Lender, (i) the Revolving Credit Commitment of each Non-Extending Lender shall automatically terminate and (ii) the applicable Borrowers shall repay such Non-Extending Lender in accordance with Section 2.5 (and shall pay to such Non-Extending Lender all of the other obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Credit Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.11) to the extent necessary to keep outstanding Revolving Credit Loans ratable with any revised Revolving Credit Commitment Percentage of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(i)             This Section shall supersede any provisions in Section 2.7 or Section 12.1 to the contrary.

ARTICLE 3
LETTERS OF CREDIT

3.1           Letters of Credit.

(a)           Subject to and upon the terms and conditions herein set forth, any Borrower, at any time and from time to time on or after the Closing Date and prior to the L/C Maturity Date, may request that a Letter of Credit Issuer issue, for the account of such Borrower, a standby letter of credit or letters of credit (in such form as may be approved by such Letter of Credit Issuer in its reasonable discretion) which is participated out by such Letter of Credit Issuer pursuant to Section 3.3 (each such letter of credit, a “Letter of Credit”). Notwithstanding the foregoing, the letters of credit identified on Schedule VI (the “Existing L/Cs”) shall be deemed to be a “Letter of Credit” issued on the Closing Date for all purposes of this Agreement and (i) the stated amount of the Existing L/Cs and the Unpaid Drawings of the Existing L/Cs shall be included in the calculation of Letter of Credit Outstanding, (ii) the provisions of this Section 3.1 and Sections 4.1(a), (b) and (c) shall apply to the Existing L/Cs and (iii) the applicable Borrowers and each of the Lenders hereby expressly acknowledge their respective obligations hereunder with respect to the Existing L/Cs.

(b)           Notwithstanding the foregoing, (i) no Letter of Credit shall be issued by any Letter of Credit Issuer to any Borrower the Stated Amount of which (A) when added to the sum of (x) the Letter of Credit Outstanding at such time and (y) the aggregate principal of all Revolving Credit Loans then outstanding would exceed the Total Revolving Credit Commitment then in effect, (B) when added to the Letter of Credit Outstanding at such time would exceed $300,000,000, (C) when added to the Letter of Credit Outstanding with respect to Letters of Credit issued by such Letter of Credit Issuer exceeds such Letter of Credit Issuer’s Letter of Credit Commitment or (D) when added to the then outstanding Revolving Credit Exposures of all Lenders with respect to such Borrower, exceeds the Sublimit of such Borrower; (ii) each Letter of Credit shall have an expiry date occurring no later than one year after the date of issuance thereof (it being understood that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Letter of Credit Issuer pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of 12 months, subject to a right on the part of such Letter of Credit Issuer to prevent any such renewal from occurring by giving notice to the beneficiary in advance of such renewal); provided that in no event shall such expiry date occur later than the L/C Maturity Date; (iii) each Letter of Credit shall be denominated in Dollars and shall provide for drawings thereunder to be made in Dollars; (iv) no Letter of Credit shall be issued by any Letter of Credit Issuer after it has received a written notice from the applicable Borrower or any Lender stating that a Default or Event of Default with respect to such Borrower has occurred and is continuing until such time as each Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice (provided that in the case of any such notice delivered by the applicable Borrower, the Administrative Agent has not objected to or contested such rescission) or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 12.1 and (v) no Letter of Credit shall be issued by any Letter of Credit Issuer if the Stated Amount of such Letter of Credit, when added to the sum of the aggregate Stated Amount of all outstanding Letters of Credit issued by such Letter of Credit Issuer and the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit issued by such Letter of Credit Issuer, would exceed the Letter of Credit Commitment of such Letter of Credit Issuer. Notwithstanding anything herein to the contrary, no Letter of Credit Issuer shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

3.2           Letter of Credit Requests and Information to Administrative Agent.

(a)            To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Letter of Credit Issuer) to the applicable Letter of Credit Issuer and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit (the “Letter of Credit Request”). If requested by the applicable Letter of Credit Issuer, the applicable Borrower also shall submit a letter of credit application on such Letter of Credit Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by such Borrower with, any Letter of Credit Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)            The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

(c)            The applicable Letter of Credit Issuer with respect to any Letter of Credit shall, as soon as practicable following the issuance, cancellation or termination of such Letter of Credit, provide a copy of such Letter of Credit, cancellation or termination to the Administrative Agent.

3.3            Letter of Credit Participations.

(a)             Immediately upon the issuance by any Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender that has a Revolving Credit Commitment (each such other Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage from time to time, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although the Letter of Credit Fee will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees).

(b)            In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, unless taken or omitted through its gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction, shall not create any resulting liability for such Letter of Credit Issuer.

(c)            In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have repaid the amount in full to such Letter of Credit Issuer pursuant to Section 3.4(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent (who shall in turn promptly notify each L/C Participant) of the failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of such Letter of Credit Issuer, the amount of the L/C Participant’s Revolving Credit Commitment Percentage (determined as of the date of the notice referred to above) of the unreimbursed payment in Dollars and in same day funds. If such Letter of Credit Issuer so notifies, prior to 11:00 a.m. (New York time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, the L/C Participant shall make available to the Administrative Agent for the account of such Letter of Credit Issuer the L/C Participant’s Revolving Credit Commitment Percentage of the amount of the payment on the Business Day in same day funds. If and to the extent the L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of the payment available to the Administrative Agent for the account of such Letter of Credit Issuer, the L/C Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand, the amount, together with interest thereon for each day from the date until the date the amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Rate. The failure of any L/C Participant to make available to the Administrative Agent for the account of a Letter of Credit Issuer the L/C Participant’s Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer the other L/C Participant’s Revolving Credit Commitment Percentage of any payment under the Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent the other L/C Participant’s Revolving Credit Commitment Percentage of the payment. Notwithstanding the foregoing, the Administrative Agent shall be entitled to adjust the proportions of any of the foregoing amounts required to be paid by the L/C Participants to ensure that no L/C Participant’s Revolving Credit Exposure exceeds its Revolving Credit Commitment.

(d)            Whenever any Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the L/C Participants pursuant to paragraph (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its applicable portion of such reimbursement obligation, in Dollars and in same day funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

(e)            The obligations of the L/C Participants to make payments to the Administrative Agent for the account of any Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

(i)             any lack of validity or enforceability of this Agreement;

(ii)            the existence of any claim, set-off, defense or other right that any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable Borrower and the beneficiary named in any such Letter of Credit);

(iii)           any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement; or

(v)           the occurrence of any Default or Event of Default;

provided that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of any Letter of Credit Issuer such L/C Participant’s Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a final and non-appealable judgment of a court of competent jurisdiction.

3.4           Agreement to Repay Letter of Credit Drawings.

(a)            Each Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in Dollars in immediately available funds at the office of the Administrative Agent from time to time notified by the Administrative Agent to such Borrower (but initially the office set forth for the Administrative Agent in Section 12.2(a)(ii)), for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued for the account of such Borrower (each such amount so paid until reimbursed, an “Unpaid Drawing”) immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Letter of Credit Issuer is reimbursed therefor, at a rate per annum that shall at all times be 2% above the Applicable Margin for Revolving Credit Loans plus the Base Rate as in effect from time to time.

(b)            Each Borrower’s obligation to reimburse any payment under any Letter of Credit issued by any Letter of Credit Issuer for the account of such Borrower as provided in Section 3.4(a) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Letter of Credit Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.4, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Letter of Credit Issuer, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Letter of Credit Issuer; provided that the foregoing shall not be construed to excuse the Letter of Credit Issuer from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the applicable Letter of Credit Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Letter of Credit Issuer (as finally determined by a court of competent jurisdiction), such Letter of Credit Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Letter of Credit Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(c)            Each payment by any Letter of Credit Issuer under any Letter of Credit shall constitute a request by the applicable Borrower for a Revolving Credit Loan, subject to Section 6.2, in the amount of the Unpaid Drawing in respect of such Letter of Credit. The applicable Letter of Credit Issuer shall notify the applicable Borrower and the Administrative Agent, by 10:00 a.m. (New York time) on any Business Day on which such Letter of Credit Issuer intends to honor a drawing under a Letter of Credit, of (i) such Letter of Credit Issuer’s intention to honor such drawing and (ii) the amount of such drawing. Unless instructed by the applicable Borrower by 10:30 a.m. (New York time) on such Business Day that such Borrower intends to reimburse such Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Administrative Agent shall promptly notify each Lender of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Lender shall be irrevocably obligated to make Base Rate Loans to such Borrower in the amount of such Lender’s Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York time) on such Business Day by making the amount of such Revolving Credit Loan available to the Administrative Agent at the office of the Administrative Agent from time to time notified by the Administrative Agent to the applicable Borrower (but initially the office set forth for the Administrative Agent in Section 12.2(a)(ii)). Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for the purpose of reimbursing the applicable Letter of Credit Issuer for the related Unpaid Drawing.

3.5            Increased Costs.

If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation, implementation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, implementation or administration thereof, or actual compliance by any Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by any Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, (b) impose on any Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, or (c) subject the Letter or Credit Issuer or any L/C Participant to any taxes (other than any (A) Taxes, (B) Other Taxes, (C) taxes excluded by Section 5.3(a)(i), or (D) taxes excluded by Section 5.3(b)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto); and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in such Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or any L/C Participations therein, then, promptly after receipt of written demand to the applicable Borrower by such Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent), such Borrower shall pay to such Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such L/C Participant for such increased cost or reduction (provided that the determination of such additional amount or amounts shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Letter of Credit Issuer (after consideration of such factors as such Lender then reasonably determines to be relevant)), it being understood and agreed, however, that neither such Letter of Credit Issuer nor any L/C Participant shall be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. A certificate submitted to the applicable Borrower by the applicable Letter of Credit Issuer or any L/C Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on such Borrower absent clearly demonstrable error.

For purposes of this Section 3.5, and notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, requirements, guidelines and directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to have been enacted, adopted and issued after the date hereof, regardless of the date enacted, adopted, issued or implemented.

3.6           Replacement of Any Letter of Credit Issuer; Modification of Letter of Credit Commitment.

Any Letter of Credit Issuer may be replaced with respect to all or any portion of its Letter of Credit Commitment to a successor Letter of Credit Issuer at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Letter of Credit Issuer and the successor Letter of Credit Issuer. Any Letter of Credit Issuer may modify the amount of its respective Letter of Credit Commitment at any time by written agreement among the Borrowers and such Letter of Credit Issuer, and such Letter of Credit Issuer shall provide prompt written notice thereof to the Administrative Agent. The Administrative Agent shall notify the Lenders of any such replacement of any Letter of Credit Issuer or modification of any Letter of Credit Commitment. At the time any such replacement or modification shall become effective, the Borrowers, severally and not jointly, in each case to the extent of its Applicable Share, shall pay all unpaid fees accrued for the account of the replaced Letter of Credit Issuer, or with respect to such Letter of Credit Issuer’s modified Letter of Credit Commitment, pursuant to Sections 4.1(c) or (d). From and after the effective date of any such replacement (i) the successor Letter of Credit Issuer shall have all the rights and obligations of a Letter of Credit Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter (subject to the Letter of Credit Commitment of such Letter of Credit Issuer as mutually agreed between such Letter of Credit Issuer, the Borrowers and the Administrative Agent) and (ii) references herein to the term “Letter of Credit Issuer” shall be deemed to refer to such successor or to any previous Letter of Credit Issuer, or to such successor and all previous Letter of Credit Issuers, as the context shall require. After the replacement of a Letter of Credit Issuer hereunder, the replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement with respect to its remaining Letter of Credit Commitment, if any, and any Letters of Credit then outstanding and issued by it prior to such replacement, but, except to the extent of any remaining Letter of Credit Commitment of such replaced Letter of Credit Issuer, such replaced Letter of Credit Issuer shall not be required to issue additional Letters of Credit.

ARTICLE 4
FEES; COMMITMENTS

4.1           Fees.

(a)            Each Borrower agrees to pay to the Administrative Agent, for the account of each Lender (in each case pro rata according to the respective Available Revolving Credit Commitments of all such Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Revolving Credit Maturity Date on the average daily closing balances of the unused amount of such Borrower’s Sublimit; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Total Revolving Credit Commitment or any Sublimit for the purpose of calculating such commitment fee. Such commitment fee shall be payable in arrears (i) on the last Business Day of each of March, June, September and December (for the three-month period (or portion thereof) ended on such day) and (ii) on the Revolving Credit Maturity Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed during such period at the Commitment Fee Rate on the average daily closing balances of the unused amount of the Total Revolving Credit Commitment. Notwithstanding the foregoing, no Borrower shall be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

(b)            Each Borrower agrees to pay to the Administrative Agent, for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) issued for the account of such Borrower, for the period from and including the date of issuance of such Letter of Credit to, but not including, the termination date of such Letter of Credit computed during such period at a per annum rate equal to the Applicable Margin then in effect for Revolving Credit Loans that are SOFR Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December (for the three-month period (or portion thereof) ended on such day) and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(c)            Each Borrower agrees to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the “Fronting Fee”) for the account of such Borrower, for the period from and including the date of issuance of such Letter of Credit to but not including the termination date of such Letter of Credit, computed during such period at a per annum rate equal to a rate mutually agreed upon between such Borrower and such Letter of Credit Issuer on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December (for the three-month period (or portion thereof) ended on such day) and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(d)            Each Borrower agrees to pay directly to each Letter of Credit Issuer upon each renewal of, drawing under and/or amendment of a Letter of Credit issued by such Letter of Credit Issuer or the account of such Borrower such amount as such Letter of Credit Issuer and such Borrower may agree upon for issuances or renewal or drawings under or amendments of letters of credit issued by such Letter of Credit Issuer.

(e)            Each Borrower agrees, severally and not jointly, in each case to the extent of its Applicable Share, to pay to the Administrative Agent, for the benefit of the Administrative Agent, the fees for acting as administrative agent in the amounts and on the dates previously agreed to in writing by such Borrower and the Administrative Agent, as amended from time to time by agreement between the Administrative Agent and the Borrowers.

(f)             Each Borrower agrees, severally and not jointly, in each case to the extent of its Applicable Share, to pay on the Closing Date to the Arrangers, for the benefit of the Arrangers, the fees in the amounts previously agreed to in writing by the Borrowers and the Arrangers.

4.2           Voluntary Reduction of Revolving Credit Commitments; Changes in Sublimits.

(a)            Upon at least two (2) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, on any day, to permanently terminate or reduce the Total Revolving Credit Commitment in whole or in part; provided that (i) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000, (iii) after giving effect to any such partial reduction of the Total Revolving Credit Commitment, the Total Revolving Credit Commitment shall be at least $5,000,000 and (iv) after giving effect to such termination or reduction and to any prepayments of the Revolving Credit Loans and Swingline Loans made on the date thereof in accordance with this Agreement, the sum of (A) the aggregate outstanding principal amount of the Revolving Credit Loans, (B) the Letters of Credit Outstanding and (C) the aggregate outstanding principal amount of Swingline Loans shall not exceed the Total Revolving Credit Commitment.

(b)            The Borrowers may, upon not less than three (3) Business Days’ notice to the Administrative Agent pursuant to a Sublimit Adjustment Letter, reallocate amounts of the Total Revolving Credit Commitment among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided that, (i) no Event of Default exists with respect to any Borrower, (ii) all of the representations and warranties made by the Borrowers contained in this Agreement and in any other Loan Document are true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of the date of the requested reallocation and after giving effect thereto with the same effect as though such representations and warranties had been made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of such earlier date), (iii) a Borrower’s Sublimit may not be reduced to an amount less than (A) the Revolving Credit Exposure of such Borrower or (B) its Minimum Sublimit, (iv) the sum of the Sublimits of the Borrowers shall at all times equal the amount of the Total Revolving Credit Commitment, and (v) a Borrower’s Sublimit may not be increased to an amount in excess of such Borrower’s Maximum Sublimit.

(c)            Each Borrower may, upon not less than three (3) Business Days’ notice to the Administrative Agent in form and substance satisfactory to the Administrative Agent, reduce or increase its Maximum Sublimit or Minimum Sublimit (but, for the avoidance of doubt, not its Sublimit); provided that, (i) no Event of Default exists with respect to the applicable Borrower, (ii) in the case of any increase of a Maximum Sublimit, (A) all of the representations and warranties made by such Borrower contained in this Agreement and in any other Loan Document are true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of the date of the requested increase and after giving effect thereto with the same effect as though such representations and warranties had been made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of such earlier date), and (B) a Borrower’s Maximum Sublimit may not be increased to an amount in excess of the Total Revolving Credit Commitment, and (iii) the Administrative Agent shall have received reasonably acceptable evidence of compliance with all corporate, regulatory and legal requirements applicable to such Borrower after giving effect to such change and, in the case of any increase of a Maximum Sublimit, accompanied by certification from such Borrower that such increase is in compliance with all corporate, regulatory and legal requirements applicable to such Borrower.

4.3           Mandatory Termination of Commitments.

The Total Revolving Credit Commitment shall terminate at 2:00 p.m. (New York time) on the Revolving Credit Maturity Date.

ARTICLE 5
PAYMENTS

5.1           Prepayments.

Each Borrower shall have the right to prepay any of its Borrowings, without premium or penalty, in whole or in part at any time and from time to time. Such prepayment of Revolving Credit Loans and Swingline Loans shall be subject to the following conditions: (a) such Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of SOFR Loans) the specific Borrowing(s) to be prepaid, which notice shall be given by such Borrower no later than (i) in the case of any Revolving Credit Loan, 10:00 a.m. (New York time) three (3) Business Days prior to the date of such prepayment and (ii) in the case of any Swingline Loan, no later than 10:00 a.m. (New York time) on the date of such prepayment, and, in each case, shall promptly be transmitted by the Administrative Agent to each of the Lenders; (b) each partial prepayment of Revolving Credit Loans shall be in an amount that is a multiple of $100,000 and in an aggregate principal amount of at least $5,000,000; provided that no partial prepayment SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding SOFR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for SOFR Loans; (c) each partial prepayment of Swingline Loans shall be in an amount that is a multiple of $100,000 or a whole multiple of $100,000 in excess thereof; (d) any such prepayments shall be applied first to any outstanding Swingline Loans and second to any Revolving Credit Loans; and (e) any prepayment of SOFR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by such Borrower with the applicable provisions of Section 2.11; provided further that at such Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Revolving Credit Loan of a Defaulting Lender. Each prepayment of a Borrowing of Revolving Credit Loans shall be applied ratably to the Revolving Credit Loans included in the prepaid Borrowing. In the event and on such occasion that the Revolving Credit Exposure with respect to any Borrower exceeds such Borrower’s Sublimit, the applicable Borrower shall prepay the applicable Loans and the applicable Letter of Credit Exposure.

5.2           Method and Place of Payment.

(a)            Except as otherwise specifically provided herein, all payments to be made by any Borrower under this Agreement shall be made, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for, as the case may be, (i) the ratable account of all the Lenders holding Revolving Credit Loans, (ii) the account of the Swingline Lender or (iii) the account of each Letter of Credit Issuer, not later than 12:00 noon (New York time) on the date when due. Such payments shall be made in immediately available funds at the office of the Administrative Agent from time to time notified by the Administrative Agent to the Borrowers (but initially the office set forth for the Administrative Agent in Section 12.2(a)(ii)), it being understood that written or facsimile notice by a Borrower to the Administrative Agent to make a payment from the funds in its account at an office of the Administrative Agent shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York time) on such day, otherwise the next Business Day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto. A payment shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before such date, taken steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent in order to make such payment.

(b)            Any payments under this Agreement that are made later than 2:00 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.3           Net Payments.

(a)            (i) All payments made by any Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (A) any net income taxes, franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on the Administrative Agent or any Lender, (B) any such taxes attributable to the failure of the Administrative Agent or any Lender to comply with Section 5.3(c), (C) any such taxes imposed on the Administrative Agent or any Lender as a result of a current or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (D) U.S. federal withholding taxes imposed on amounts payable to or for the account of a Lender at the time such Lender becomes a party to this Agreement (other than pursuant to an assignment request by a Borrower under Section 12.7) or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office or assignment, to receive additional amounts from such Borrower with respect to such withholding tax pursuant to this Section 5.3(a), (all such non-excluded taxes, “Taxes”) except to the extent that such deduction or withholding is required by any applicable law, as modified by the administrative practice of any relevant Governmental Authority then in effect.

(ii)            Subject to Section 5.3(b), if any such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the applicable Borrower shall:

(A)             promptly notify the Administrative Agent of such requirement;

(B)             promptly pay to the relevant Governmental Authority when due the full amount required to be deducted or withheld (including the full amount of Taxes required to be deducted or withheld from any additional amount paid by such Borrower to the Administrative Agent or such Lender under this Section 5.3(a));

(C)             as promptly as possible thereafter, forward to the Administrative Agent an official receipt (or a certified copy), or other documentation reasonably acceptable to the Administrative Agent, evidencing such payment to such Governmental Authority; and

(D)             pay to the Administrative Agent or such Lender, in addition to the payment to which the Administrative Agent or such Lender is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender, after deduction or withholding for any such Taxes, will equal the full amount the Administrative Agent or such Lender would have received had no such deduction or withholding been required.

(iii)           If any Borrower fails to pay to the relevant Governmental Authority when due any Taxes that it was required to deduct or withhold under this Section 5.3(a) in respect of any payment to or for the benefit of the Administrative Agent or any Lender under this Agreement or fails to furnish the Administrative Agent with the documentation referred to in Section 5.3(a)(ii)(C) when required to do so, such Borrower shall forthwith on demand fully indemnify the Administrative Agent or such Lender for any incremental taxes, interest, costs or penalties that may become payable by the Administrative Agent or such Lender as a result of such failure.

(iv)           Each Borrower’s obligations under this Section 5.3(a) shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

(b)            Notwithstanding Section 5.3(a), no Borrower shall be required to indemnify or pay any additional amounts in respect of withholding tax applicable to any amount payable under this Agreement pursuant to Section 5.3(a) above to any Non-U.S. Lender, except if any such Revolving Credit Loans were assigned, participated or transferred to such Non-U.S. Lender at the request or with the consent of such Borrower or were assigned, participated or transferred to such Non-U.S. Lender following the occurrence of and during the continuance of an Event of Default pursuant to Section 10.1 or 10.5. No Borrower shall be required to indemnify or pay any additional amounts in respect of any taxes imposed under FATCA.

(c)            Any Lender that is entitled to an exemption from or reduction of Tax with respect to payments made under this Agreement shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.3(c)(i) and (c)(ii) below) shall not be required if in the Person’s reasonable judgment such completion, execution or submission would subject such Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Person. Without limiting the generality of the foregoing:

(i)             The Administrative Agent and each Lender that is a “United States person,” as defined under Section 7701(a)(30) of the Code, shall deliver to the applicable Borrower and, as the case may be, the Administrative Agent on or prior to the date on which such Person becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax;

(ii)            Each Non-U.S. Lender shall:

(A)            deliver to the applicable Borrower and the Administrative Agent two copies of either (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of such Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 881(c)(3)(C)  of the Code)), or (y) Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the applicable Borrower under this Agreement;

(B)             to the extent such Non-U.S. Lender is not the beneficial owner, deliver executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, W-9, a certificate described in clause (A), and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide the certificate described in clause (A) on behalf of each such direct and indirect partner;

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and, as the case may be, the Administrative Agent in writing of its legal inability to do so. Each Person that shall become a Participant pursuant to Section 12.6 or a Lender pursuant to Section 12.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.3(c), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(d)           If a Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with such Borrower in challenging such Taxes at such Borrower’s expense if so requested by such Borrower. If any Lender or the Administrative Agent, as applicable, receives a refund of, or credit for, a Tax for which a payment has been made by a Borrower pursuant to this Agreement, which refund or credit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse such Borrower for such amount as the Lender or the Administrative Agent, as the case may be, determines to be the proportion of the refund or credit as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Lender or Administrative Agent shall claim any refund or credit that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither such Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the applicable Borrower in connection with this paragraph (d) or any other provision of this Section 5.3.

(e)            Each Lender shall severally indemnify the Administrative Agent for any taxes (but, in the case of any Taxes or Other Taxes, only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Taxes or Other Taxes and without limiting the obligation of such Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 5.3(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)            If a payment made to a Lender under this Agreement or any related loan document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)           Each party’s obligations under this Section 5.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any related loan document.

5.4          Computations of Interest and Fees.

(a)           All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the prime rate of the Administrative Agent shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(b)           All interest payments to be made under this Agreement shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment of the amount on which such interest is accruing, and interest will accrue on overdue interest, if any.

(c)           The amount of costs and expenses required to be paid or reimbursed by any Borrower pursuant to Section 12.5 or any other provision of this Agreement shall bear interest until paid, as well after as before demand, default, maturity and judgment, at the highest rate provided for in Section 2.8(d).

(d)           If interest is not paid on the indebtedness of any Borrower to the Lenders hereunder, or any part thereof, as and when interest is due and payable hereunder, unpaid interest shall bear interest until paid, as well after as before demand, default, maturity and judgment, at the rates provided for in Section 2.8(d).

ARTICLE 6
CONDITIONS PRECEDENT

6.1          Conditions Precedent to Initial Effectiveness.

The obligation of each Lender to make any Revolving Credit Loan requested to be made by it on any date and the obligations of each Letter of Credit Issuer to issue, extend or increase Letters of Credit shall become effective on the date on which each of the following conditions are satisfied:

(a)            Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each of the parties hereto.

(b)            Closing Date Certificate. The Administrative Agent shall have received a certificate with respect to each Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Borrower (the “Closing Date Certificate”).

(c)            Proceedings of each Borrower. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Borrower (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of this Agreement (and any agreements relating thereto) and (b) the extensions of credit contemplated hereunder.

(d)            Organizational Documents. The Administrative Agent shall have received (i) true and complete copies of the articles of incorporation, articles of organization, operating agreement and by-laws of each Borrower, as applicable, (ii) a certificate of good standing with respect to each Borrower issued by its jurisdiction of incorporation or organization and (iii) to the extent reasonably requested in writing by any of the Lenders at least five Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, at least two Business Days prior to the Closing Date.

(e)            Fees. The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including the fees referred to in Section 4.1(e) to be received on the Closing Date.

(f)            Existing Credit Agreements. The Administrative Agent shall have received reasonably satisfactory evidence that the Holdings Existing Revolving Credit Agreement, the ITC Midwest Existing Revolving Credit Agreement, the METC Existing Revolving Credit Agreement, the ITCTransmission Existing Revolving Credit Agreement and the ITC Great Plains Existing Revolving Credit Agreement shall be simultaneously terminated and all outstanding commitments shall have been terminated, all loans and other amounts due and payable thereunder shall have been paid in full and all letters of credit issued and outstanding thereunder shall have been terminated, replaced or continued under this Agreement.

(g)            Legal Opinions. The Administrative Agent shall have received in form and substance reasonably satisfactory to it the executed legal opinions of (i) counsel to the Borrowers with respect to the execution and delivery of this Agreement by the Borrowers, the validity, binding effect, legality and enforceability of this Agreement, compliance with certain applicable law and such other matters as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent and (ii) special Michigan counsel to the Borrowers with respect to the status and capacity of the Borrowers, the due authorization of this Agreement, compliance with the Organic Documents of the Borrowers and with certain applicable law and such other matters as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

(h)            Governmental Approvals. The Administrative Agent shall have received evidence that all governmental approvals necessary in connection with the transactions contemplated hereby (including, without limitation, approval from the United States of America Federal Energy Regulatory Commission of the application pursuant to section 204 of the Federal Power Act) shall have been obtained and are in full force and effect.

(i)             Financial Statements. The Lenders shall have received satisfactory audited consolidated financial statements of each Borrower for the fiscal years ended December 31, 2021 and December 31, 2022.

6.2          Conditions Precedent to All Credit Events.

The obligation of each Lender to make any Revolving Credit Loan or Swingline Loan requested to be made by it by any Borrower on any date (including its initial Revolving Credit Loans) and the obligation of each Letter of Credit Issuer to issue, extend or increase Letters of Credit for the account of any Borrower on any date is subject to the satisfaction of the following conditions precedent:

(a)            No Default; Representations and Warranties True and Correct. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default related to such Borrower, and (ii) all representations and warranties made by such Borrower contained herein (other than, except in the case of the initial Credit Event, Sections 7.4 and 7.15 hereof) shall be true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of such earlier date).

(b)            Notice of Borrowing; Letter of Credit Request. Prior to the making of each Revolving Credit Loan and Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3. Prior to the issuance of each Letter of Credit, the Administrative Agent and the applicable Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by such Borrower to each of the Lenders that all the applicable conditions specified above exist as of that time.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Revolving Credit Loans and Swingline Loans (and participate therein) and issue or participate in Letters of Credit as provided for herein, each Borrower (as to itself and each of its Subsidiaries), individually and not jointly, makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans and Swingline Loans and the issuance of Letters of Credit.

7.1          Organizational Status.

Such Borrower is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

7.2          Capacity, Power and Authority.

Such Borrower has the capacity, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action, partnership, corporate or otherwise, to authorize the execution, delivery and performance of this Agreement. Such Borrower has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

7.3          No Violation.

Neither the execution, delivery nor performance by such Borrower of this Agreement nor compliance with the terms and provisions thereof and the other transactions contemplated therein will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Borrower or any of its Subsidiaries pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of such Borrower’s Organic Documents.

7.4          Litigation.

Except as set forth on Schedule II, there are no actions, suits or proceedings pending or, to the knowledge of such Borrower or any of its Subsidiaries (after due internal inquiry), threatened with respect to the Business, such Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

7.5          Governmental Approvals.

No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or notice to, any Governmental Authority (other than those that have been, or on the Closing Date will be, obtained and are in full force and effect) is required to authorize or is required in connection with (a) the execution, delivery and performance of this Agreement or (b) the legality, validity, binding effect or enforceability of this Agreement.

7.6          True and Complete Disclosure.

To the knowledge of such Borrower, after due inquiry: all written factual information and data (taken as a whole) heretofore or contemporaneously furnished (other than any projections and pro forma financial information and information of a general industry nature), by or on behalf of such Borrower or any of its Subsidiaries or any of their respective authorized consultants, agents or representatives in writing to the Administrative Agent and/or any Lender on or before the Closing Date (including all information contained in this Agreement) for purposes of or in connection with this Agreement or any transaction contemplated herein was true and complete in all material respects on the date as of which such information or data is dated or certified and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading at such time in light of the circumstances under which such statements were made.

7.7          Financial Condition; Financial Statements.

Such Borrower has heretofore furnished to the Lenders the financial statements with respect to such Borrower and its Subsidiaries for the fiscal year ended December 31, 2022. The financial statements referred to in the immediately preceding sentence present fairly in all material respects the consolidated financial position of such Borrower and its Subsidiaries at the respective dates of said statements and the results of operations for the respective periods covered thereby, subject, in the case of quarterly financial statements, to changes resulting from audit and normal year-end adjustments and other adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim period. All such financial statements have been prepared in accordance with GAAP consistently applied, except to the extent provided in the notes to said financial statements. All balance sheets, all statements of income and of cash flow and all other financial information of each of such Borrower and its Subsidiaries furnished pursuant to Section 8.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of quarterly financial statements to changes resulting from audit and normal year-end adjustments and other adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim period.

7.8          Tax Returns and Payments.

Such Borrower and each of its Subsidiaries has filed all federal income tax and all other material tax returns, domestic and foreign, required to be filed by it and except as would not reasonably be expected to have a Material Adverse Effect, has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent or contested in good faith and, except as would not reasonably be expected to have a Material Adverse Effect, such Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of such Borrower) in accordance with GAAP for the payment of, all income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

7.9          Environmental Matters.

Except as set forth in Schedule III:

(a)            Other than instances of noncompliance that would not reasonably be expected to have a Material Adverse Effect: (i) such Borrower and each of its Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which such Borrower and each of its Subsidiaries are currently doing business (including having obtained all material permits required under Environmental Laws) and (ii) such Borrower will comply and cause each of its Subsidiaries to comply with all such Environmental Laws (including all permits required under Environmental Laws); and

(b)            No Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

7.10        Properties.

Such Borrower and each of its Subsidiaries has good title to or a leasehold or easement interest in all of its properties that are necessary for the operation of its respective business as currently conducted and as proposed to be conducted, free and clear in each case of all Liens (other than any Liens permitted by this Agreement) except where the failure to have such good title would not reasonably be expected to have a Material Adverse Effect.

7.11        Pension and Welfare Plans.

During the twelve-consecutive-month period prior to the Closing Date and prior to the date of any Credit Event hereunder, except as would not reasonably be expected to have a Material Adverse Effect, (a) no steps have been taken to terminate any Pension Plan, (b) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA, (c) no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by such Borrower or any member of the Controlled Group of any liability (other than any liability that relates to the accrual of benefits or premiums payable to the Pension Benefit Guaranty Corporation), fine or penalty and (d) except as disclosed in Schedule IV, neither such Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

7.12        Regulations U and X.

Neither the making of any Revolving Credit Loan hereunder nor the use of the proceeds thereof will violate the provisions of F.R.S. Board Regulation U or Regulation X.

7.13        Investment Company Act.

Neither such Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.14        Sanctions Laws and Regulations.

(a)            Each Borrower has implemented and maintains in effect or is subject to policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions. Each Borrower, such Borrower’s Subsidiaries and, to the knowledge of each Borrower, their respective officers, employees, directors and agents (acting in their capacity as such) are in compliance with (i) Anti-Corruption Laws, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (ii) applicable Sanctions in all material respects.

(b)            No Borrower nor any Subsidiary, nor to the knowledge of any Borrower, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(c)            No Borrowing or Letter of Credit has been or is intended to be used (i) for the purpose of violating any Anti-Corruption Laws or (ii) in violation of any Sanctions.

7.15        No Material Adverse Change.

There has been no material adverse change in the business, assets, operations, property or financial condition of any Borrower and its Subsidiaries taken as a whole since December 31, 2022.

7.16        EEA Financial Institutions.

Such Borrower is not an Affected Financial Institution.

7.17        Deemed Repetition of Representations and Warranties.

The representations and warranties set out in Sections 7.1, 7.2, 7.3 and 7.5 to 7.14 and 7.16 inclusive (and solely in the case of the initial Credit Event, Sections 7.4 and 7.15) will be deemed to be repeated by such Borrower as of the date of each request for a new Credit Event by such Borrower (but not the conversion or continuation of a Borrowing) and as of the date on which a Successor Borrower assumes all of the obligations of such Borrower under this Agreement pursuant to Section 9.2(a) (but after giving effect to such assumption), except to the extent that on or prior to such date (a) such Borrower has advised the Administrative Agent in writing of a variation in any such representation or warranty, and (b) the Required Lenders have approved such variation, and except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

ARTICLE 8
AFFIRMATIVE COVENANTS

Each Borrower (on its own behalf and on behalf of each of its Subsidiaries), individually and not jointly, hereby covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Revolving Credit Maturity Date:

8.1          Information Covenants.

Such Borrower will furnish to each Lender and the Administrative Agent:

(a)            Annual Financial Statements. As soon as available and in any event on or before the date that is 90 days after the end of each fiscal year of such Borrower, commencing with the fiscal year ending December 31, 2023, the consolidated balance sheet of such Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of operations and cash flows for such fiscal year prepared in accordance with GAAP consistently applied, setting forth comparative consolidated figures for the preceding fiscal year, and audited by an independent auditing firm of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of such Borrower or any of its Subsidiaries as a going concern, together in any event with a no-default letter from such auditing firm stating that in the course of its regular audit of the business of such Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, as established by the Auditing Standards Board (United States) and with auditing standards of the Public Company Accounting Oversight Board (United States), such auditing firm has obtained no knowledge of any Default or Event of Default relating to Section 9.3 or Section 9.4 that has occurred and is continuing or, if in the opinion of such auditing firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)            Quarterly Financial Statements. As soon as available and in any event on or before the date that is 45 days after the end of each of the first three fiscal quarters in each fiscal year of such Borrower, commencing with the fiscal quarter ending March 31, 2023, the consolidated balance sheet of such Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of operations for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and the related consolidated statement of cash flows and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, and prepared in accordance with GAAP consistently applied, all of which shall be certified by an Authorized Officer of such Borrower, subject to changes resulting from audit and normal year-end adjustments and other adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim period.

(c)            Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate of an Authorized Officer of such Borrower in substantially the form of Exhibit E (a “Compliance Certificate”) to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be in form and detail satisfactory to the Administrative Agent, acting reasonably, and setting forth the calculations required to establish whether such Borrower was in compliance with the provisions of Section 9.3 and Section 9.4 as at the end of such fiscal year or period, as the case may be.

(d)            Notice of Default or Litigation. Promptly after an Authorized Officer of such Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action such Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending or threatened against such Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

(e)            Environmental Matters. Promptly after an Authorized Officer of such Borrower or any of its Subsidiaries obtains knowledge or notice of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i)              Any pending or threatened Environmental Claim against such Borrower or any of its Subsidiaries or any Real Estate (as defined below);

(ii)             Any condition or occurrence that (x) results in non-compliance by such Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) would reasonably be anticipated to form the basis of an Environmental Claim against such Borrower or any of its Subsidiaries or any Real Estate;

(iii)            Any condition or occurrence on any Real Estate that would reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv)            The taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Borrower’s response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by such Borrower or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(f)             Pension Plans. Promptly after an Authorized Officer of such Borrower or any of its Subsidiaries obtains knowledge thereof where the liability, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, notice of and copies of all documentation relating to (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that such Borrower or any of its Subsidiaries furnish a bond or other security to such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by such Borrower or any of its Subsidiaries of any material liability, fine or penalty.

(g)            Other Information. Promptly upon filing thereof, copies of any filings or registration statements with, and reports to, any Governmental Authority in any relevant jurisdiction by such Borrower or any of its Subsidiaries pursuant to applicable securities laws (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders), exhibits to any registration statement) and copies of all financial statements, proxy statements, notices and reports that such Borrower or any of its Subsidiaries shall send to the holders of any publicly issued securities of such Borrower and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement or filed with the Securities and Exchange Commission and publicly available on either EDGAR or such Borrower’s website at https://www.itc-holdings.com/about-us/fixed-income-investors/sec-financial-reports; provided, that if requested by any Lender, such Borrower shall promptly deliver a copy of such filing to such requesting Lender) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time (including promptly upon the reasonable request of the Administrative Agent or any Lender, providing to the Administrative Agent or directly to such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation).

8.2          Books, Record and Inspections.

Such Borrower will, and will cause each of its Subsidiaries, upon reasonably prior notice to such Borrower but not more than once in any fiscal year of such Borrower unless an Event of Default is continuing, to, (i) permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of such Borrower and its Subsidiaries in whomever’s possession to the extent that it is within such Borrower’s or its Subsidiaries’ control to permit such inspection, and to examine the books of account of such Borrower and any such Subsidiaries and discuss the affairs, finances and accounts of such Borrower and of any such Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, and (ii) permit officers and designated representatives of Lenders to view copies of contracts of such Borrower and its Subsidiaries (subject to reasonable confidentiality arrangements established by such Borrower), all at such reasonable times during normal business hours and intervals and to such reasonable extent as the Administrative Agent, the Required Lenders or the Lenders, as the case may be, may desire.

8.3          Maintenance of Insurance.

Such Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect, with insurance companies that such Borrower believes (in the good faith judgment of the management of such Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business.

8.4          Payment of Taxes.

In each case except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, such Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its capital, income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful tax or similar claims; provided that neither such Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Borrower) with respect thereto in accordance with GAAP.

8.5          Organizational Existence.

Such Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its corporate or other organizational rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that, in any case, (a) such Borrower and its Subsidiaries may consummate any transaction permitted under Section 9.2, (b) any Subsidiary of such Borrower may merge with and into any other Subsidiary of such Borrower and (c) except to the extent as would reasonably be expected to have a Material Adverse Effect, any Subsidiary of such Borrower may enter into any merger or consolidation for the purpose of changing its organizational form from a corporation to a limited liability company or from a limited liability company to a corporation.

8.6          Compliance with Statutes, Obligations, etc.

Such Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders (including Environmental Laws and Anti-Corruption Laws) to which it may be subject, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. Such Borrower will maintain in effect and enforce or remain subject to policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

8.7          Good Repair.

Such Borrower will, and will cause each of its Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever’ s possession they may be to the extent that it is within such Borrower’s or its Subsidiaries’ control to cause the same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third party leases, except in each case to the extent the failure to do so would not be reasonably expected to have a Material Adverse Effect.

8.8          [Reserved].

8.9          End of Fiscal Years; Fiscal Quarters.

Such Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to be comprised of twelve calendar months ending on December 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end; provided that such Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case such Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

8.10        Use of Proceeds.

Such Borrower will use the Letters of Credit and the proceeds of all the Revolving Credit Loans only for the purposes set forth in Section 2.1(b). No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) in any manner that would result in the violation of any Sanctions, for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

8.11        Changes in Business.

From the Closing Date, such Borrower and its Subsidiaries taken as a whole will not fundamentally and substantively alter the character of their business taken as a whole from the business conducted by such Borrower and its Subsidiaries taken as a whole on the Closing Date and other business activities incidental or related to any of the foregoing (the “Business”).

ARTICLE 9
NEGATIVE COVENANTS

Each Borrower (on its own behalf and on behalf of each of its Subsidiaries), individually and not jointly, hereby covenants and agrees that on the Closing Date and thereafter until the Revolving Credit Maturity Date:

9.1          Limitation on Liens.

Such Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except:

(a)            Permitted Liens;

(b)           Liens (i) on assets of ITCTransmission (of the same type as constitute collateral under the ITCTransmission First Mortgage Indenture on the date hereof) to secure Indebtedness of ITCTransmission under the ITCTransmission First Mortgage Indenture, including, without limitation, any notes issued thereunder, (ii) on assets of METC (of the same type as constitute collateral under the METC First Mortgage Indenture on the date hereof) to secure Indebtedness of METC under the METC First Mortgage Indenture, including, without limitation, any notes issued thereunder, (iii) on assets of ITC Midwest (of the same type as constitute collateral under the ITC Midwest First Mortgage Indenture on the date hereof) to secure Indebtedness of ITC Midwest under the ITC Midwest First Mortgage Indenture, including, without limitation, any notes issued thereunder, (iv) on assets of ITC Great Plains (of the same type that constitute collateral under the ITC Great Plains First Mortgage Indenture on the date hereof) to secure Indebtedness of ITC Great Plains under the ITC Great Plains First Mortgage Indenture, including, without limitation, any notes issued thereunder and (v) on assets of any other Subsidiary (of the same type that constitute collateral under any mortgage bond indenture similar to those referred to in clauses (i) – (iv) above on the date hereof) to secure Indebtedness of such Subsidiary under such similar mortgage bond indenture, including, without limitation, any notes issued thereunder;

(c)            Liens existing on the Closing Date and as set out on Schedule V;

(d)            Liens existing on the assets or Capital Stock of any Person that becomes a Subsidiary, or existing on assets acquired; provided that such Liens attach at all times only to the same assets that such Liens attached to and secure only the same Indebtedness that such Liens secured, immediately prior to such acquisition;

(e)            Liens in favor of such Borrower or any Subsidiary;

(f)             any Lien securing Indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or investment securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in investment securities of the moneys and/or the principal of and interest on the investment securities so deposited) shall be sufficient for such purpose; provided, however, that if such Indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder;

(g)            Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

(h)            Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens such Borrower or the relevant Subsidiary shall have disposed of such property and any Indebtedness secured by such Liens shall be without recourse to such Borrower or any Subsidiary;

(i)             rights of other Persons to take minerals, timber, gas, water or other products produced by such Borrower or by other Persons on the property of such Borrower;

(j)             Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against such Borrower or any Subsidiary with respect to which such Borrower or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens that such Borrower or any Subsidiary incurs for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which such Borrower or such Subsidiary is a party;

(k)            Liens which have been bonded for the full amount in dispute;

(l)             additional Liens so long as the aggregate outstanding principal amount of the obligations so secured for such Borrower and its Subsidiaries does not exceed (x) with respect to Holdings and its Subsidiaries, the greater of (A) 15% of Net Tangible Assets and (B) 15% of Consolidated Capitalization, and (y) with respect to any Borrower (other than Holdings) and its Subsidiaries, $50,000,000, at any time;

(m)           Liens on any property acquired, constructed or improved by such Borrower or any Subsidiary after the date hereof which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 270 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for Federal income tax purposes in connection therewith) incurred after the date hereof;

(n)            with respect to each Borrower (other than Holdings), Liens securing indebtedness incurred within 180 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets;

(o)            with respect to each Borrower (other than Holdings), (i) Liens placed upon the Capital Stock or assets of any Subsidiary acquired to secure Indebtedness of such Borrower or any Subsidiary incurred in connection with such acquisition and (ii) Liens placed upon the assets of such Subsidiary acquired pursuant to an acquisition to secure a guarantee by such Subsidiary of any such Indebtedness of such Borrower or any Subsidiary;

(p)            the replacement, extension or renewal of any Lien permitted by clauses (c), (d), (m), (n) or (o) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby; and

(q)            Liens securing Non-Recourse Indebtedness on assets of the relevant Non-Recourse Holding Subsidiary, Non-Recourse Subsidiary or any Related Subsidiary.

9.2          Limitation on Fundamental Changes.

Such Borrower will not enter into any merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a)            any Subsidiary of such Borrower or any other Person may be merged or consolidated (including by way of liquidation or winding up) with or into such Borrower; provided that (i) either (x) such Borrower shall be the continuing or surviving entity or (y) the debt rating of the Person (if other than such Borrower) who is the continuing or surviving entity (such Borrower or Person, as the case may be, being herein referred to as the “Successor Borrower”) shall after giving effect to such merger or consolidation be BBB- or higher from S&P or Baa3 or higher from Moody’s (provided that in no event shall such Successor Borrower have a debt rating of BB or lower from S&P or Ba2 or lower from Moody’s), as determined pursuant to the definition of “Applicable Margin”, (ii) the Successor Borrower shall be an entity organized or existing under the laws of the United States or any State thereof, (iii) the Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement pursuant to a supplement hereto in form and substance reasonably satisfactory to the Administrative Agent, (iv) no Default or Event of Default is then existing and no Default or Event of Default would result from the consummation of such merger or consolidation, (v) such Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Section 9.3 and Section 9.4 as such covenant is recomputed as at the last day of the most recently ended fiscal quarter under each such Section as if such merger or consolidation had occurred on the last day of such fiscal quarter, and (vi) such Borrower shall have delivered to the Administrative Agent an officer’s certificate, in form and substance reasonably satisfactory to the Administrative Agent, certifying the compliance referred to in clause (v) above and stating that such merger or consolidation and such supplement to this Agreement comply with this Agreement and a legal opinion (in form and substance reasonably satisfactory to the Administrative Agent) with respect to this Agreement to be delivered, if any, pursuant to clause (iii) above; provided further that if the foregoing are satisfied, such Successor Borrower (if other than such Borrower) will succeed to, and be substituted for, such Borrower under this Agreement; and

(b)            such Borrower may enter into any merger or consolidation for the purpose of changing its organizational form from a corporation to a limited liability company or from a limited liability company to a corporation; provided that such change has no adverse effect on the rights of the Finance Parties.

9.3          Debt to Capitalization Ratio.

(a)            Holdings will not permit the Debt to Capitalization Ratio of Holdings and its Subsidiaries on a consolidated basis to be greater than 80% as of the last day of each fiscal quarter.

(b)            Each Borrower (other than Holdings) will not permit the Debt to Capitalization Ratio of such Borrower and its Subsidiaries to be greater than 65% as of the last day of each fiscal quarter.

9.4          Minimum FFO Ratio.

Holdings will not permit the FFO Ratio of Holdings and its Subsidiaries on a consolidated basis to be less than 9.0% as of the last day of each fiscal quarter.

ARTICLE 10
EVENTS OF DEFAULT

Each of the following specified events or occurrences described in Sections 10.1 through 10.9 below with respect to a Borrower shall constitute an “Event of Default,” but solely with respect to such Borrower:

10.1        Payments.

Such Borrower shall (a) default in the payment when due of any principal of the Revolving Credit Loans or Swingline Loans made to such Borrower or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Revolving Credit Loans or Swingline Loans made to such Borrower or any Fees or any Unpaid Drawings or of any other amounts owing hereunder by such Borrower.

10.2        Representations, etc.

Any representation, warranty or statement made or deemed made by such Borrower herein or any certificate delivered or required to be delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

10.3        Covenants.

Such Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(d), Section 8.5 (solely with respect to such Borrower), Section 8.10 or Article 9, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.1 or 10.2 or clause (i) of this Section 10.3) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the receipt of written notice by such Borrower from the Administrative Agent or the Required Lenders.

10.4        Default Under Other Agreements and Other Indebtedness.

(a)           Such Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness, in excess of $100,000,000 in the aggregate, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or

(b)           without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof.

10.5        Bankruptcy, etc.

Such Borrower or any Material Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code as now or hereafter in effect, or any successor thereto or any similar legislation in any other applicable jurisdiction (collectively, the “Bankruptcy Code”); or an involuntary case is commenced against such Borrower or any Material Subsidiary and the petition or application is not contested within 10 days after commencement of the case; or an involuntary case is commenced against such Borrower or any Material Subsidiary and the petition or application is not dismissed within 45 days after commencement of the case; or a receiver, trustee, liquidator, custodian or similar official is appointed for, or takes charge of, all or substantially all of the property of such Borrower or any Material Subsidiary or such Borrower or any Material Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower or any Material Subsidiary itself; or there is commenced against such Borrower or any Material Subsidiary any such proceeding that remains undismissed for a period of 45 days; or such Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or such Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors, files under the Bankruptcy Act or takes a similar action under the Bankruptcy Act; or any corporate or similar action is taken by such Borrower or any Material Subsidiary for the purpose of effecting any of the foregoing; or such Borrower or any Material Subsidiary is unable to pay its debts as they fall due, or makes a general assignment for the benefit of or a composition with its creditors generally; or such Borrower or any Material Subsidiary takes any corporate or similar action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or insolvent re-organization or for the appointment of a liquidator, administrator or administrative receiver of it.

10.6        Non-ownership of Certain Subsidiaries.

With respect to Holdings only, Holdings on any date is not the direct or (through its Subsidiaries) indirect owner of 85% of the Capital Stock of ITCTransmission, METC, ITC Midwest or, from and after the date ITC Great Plains constitutes a Material Subsidiary, ITC Great Plains, free and clear of any Liens, other than Liens permitted pursuant to clauses (a), (b) or (e)(i) (to the extent the obligations in respect of such judgments or decrees under such clause (e)(i) have been bonded for the full amount in dispute) of the definition of “Permitted Liens”.

10.7        Judgments.

One or more judgments or decrees shall be entered against such Borrower or any of its Subsidiaries involving a liability in excess of $100,000,000 in the aggregate for all such judgments and decrees for such Borrower or any of its Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof.

10.8        Change of Ownership.

A Change of Ownership shall occur.

10.9        Pension Plans.

Any of the following events shall occur with respect to any Pension Plan: (a) the institution of any steps by such Borrower or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any of its Subsidiaries could be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan in respect of such termination; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 303(k) of ERISA, where in each case under clauses (a) or (b) such contribution, liability, obligation or Lien would reasonably be expected to have a Material Adverse Effect.

10.10      Remedies.

Upon the occurrence of any Event of Default described above, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the applicable Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent to enforce its claims against the applicable Borrower but not, for the avoidance of doubt, against any other Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 10.5 shall occur with respect to any Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), and (ii) below shall occur automatically without the giving of any such notice): (i) declare such Borrower’s Sublimit to be terminated, whereupon such Borrower’s Sublimit shall terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Credit Loans and Swingline Loans made to such Borrower and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the such Borrower; (iii) terminate any Letter of Credit issued for the account of such Borrower that may be terminated in accordance with its terms; (iv) direct such Borrower to pay (and the applicable Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.5 with respect to such Borrower, it will pay) to the Administrative Agent at the office of the Administrative Agent from time to time notified by the Administrative Agent to such Borrower (but initially the office set forth for the Administrative Agent in Section 12.2(a)(ii)) such additional amounts of cash, to be held as security by the Administrative Agent for the benefit of the Letter of Credit Issuers and the Lenders, as collateral for such Borrower’s reimbursement obligations for drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued for the account of such Borrower and then outstanding; and/or (v) exercise any other remedies that may be available under this Agreement or applicable law.

10.11      Remedies Cumulative.

The rights and remedies of the Administrative Agent and the Lenders under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity, and any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach, and any waiver by the Administrative Agent or the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Administrative Agent or the Lenders shall be deemed not to be a waiver of any subsequent default. In the event that the Administrative Agent or the Lenders shall have proceeded to enforce any such right, remedy or power contained herein and such proceedings shall have been discontinued or abandoned for any reason, by written agreement between the Lenders and a Borrower, then in each such event such Borrower and the Lenders shall be restored to their former positions and the rights, remedies and powers of the Lenders shall continue as if no such proceedings had been taken.

ARTICLE 11
THE ADMINISTRATIVE AGENT

Each of the Lenders, the Swingline Lender and each Letter of Credit Issuer hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.1), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.1) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the applicable Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Swingline Lender, each Letter of Credit Issuer and each Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of each Borrower (not to be unreasonably withheld; provided that no such consent of any Borrower shall be required if an Event of Default with respect to such Borrower has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, the Swingline Lender and each Letter of Credit Issuer, appoint a successor Administrative Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by each Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not instruments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding anything herein to the contrary the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in its capacity, if any, as a Lender.

ARTICLE 12
MISCELLANEOUS

12.1        Amendments and Waivers.

Except as provided in (i) Section 2.16 with respect to the extension of the then-existing Revolving Credit Maturity Date and (ii) Section 2.10(d) with respect to alternate rates of interest, neither this Agreement, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1. The Required Lenders may from time to time (a) enter into with the Borrowers and Administrative Agent, as applicable, written amendments, supplements or modifications hereto for the purpose of adding or amending any provisions to this Agreement or changing in any manner the rights of the Lenders or of any Borrower hereunder or thereunder, or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall directly (i) forgive any portion of, or extend or waive the final scheduled maturity date of, any Revolving Credit Loan or Swingline Loan, or reduce the stated rate of, forgive any portion of or extend the date for the payment of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the final expiration date of any Lender’s Revolving Credit Commitment, extend the final expiration date of the Swingline Lender’s Swingline Commitment, or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date or increase the amount of any of the Revolving Credit Commitments of any Lender, or increase the amount of the Swingline Commitment of the Swingline Lender or amend Section 3.2, in each case without the written consent of each Lender whose Revolving Credit Loan, Swingline Loan, interest, fee, Revolving Credit Commitment or Swingline Commitment is changed as set forth above thereby, or (ii) amend, modify or waive any provision of this Section 12.1 or reduce the percentages specified in the definitions of the terms “Required Lenders” or consent to the assignment or transfer by a Borrower of its rights and obligations under this Agreement (except as permitted pursuant to Section 9.1), in each case without the written consent of each Lender adversely affected thereby, or (iii) amend Section 5.2(a) to the extent that it relates to payments for the ratable account of Lenders without the written consent of each Lender directly and adversely affected thereby, in each case without the written consent of all the Lenders except as otherwise specifically provided in this Section 12.1 and provided further that at any time that no Default or Event of Default has occurred and is continuing, the Revolving Credit Commitment of any Lender may be increased for any purpose permitted hereunder, with the consent of such Lender, each Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) and without the consent of the Required Lenders, as provided for in this Section 12.1; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Letter of Credit Issuer hereunder without the prior written consent of the Administrative Agent, the Swingline Lender and such Letter of Credit Issuer (it being understood that any change to Section 2.14 shall require the consent of the Administrative Agent, the Swingline Lender and each Letter of Credit Issuer).

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon each Borrower, such Lenders, the Administrative Agent and all future holders of the affected Revolving Credit Loans. In the case of any waiver, each Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent, the Swingline Lender and the Letter of Credit Issuers shall agree, as of such date, to purchase for cash all of such Non-Consenting Lender’s rights and obligations under this Agreement (including the Revolving Credit Loans due to the Non-Consenting Lender) pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 12.6, and (ii) the Borrowers shall, severally and not jointly, in each case to the extent of its Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable), pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.10 and 5.3, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.11 had the Revolving Credit Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

This Agreement may be amended by Holdings and the Administrative Agent (without the consent of any other party) to remove any other Borrower (other than Holdings) as a Borrower (a “Removed Borrower”) hereunder subject to: (i) the receipt by the Administrative Agent of prior notice of such amendment, (ii) repayment in full of all Revolving Loans made to such Borrower, (iii) cash collateralization of all amounts available for drawing under Letters of Credit issued for the account of such Borrower (or the amendment of such Letter of Credit to provide for Holdings as the account party) and (iv) repayment in full of all other amounts owing by such Borrower under this Agreement (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement). Upon the satisfaction of the foregoing conditions the rights and obligations of such Removed Borrower hereunder shall terminate; provided, however, that the obligations of such Removed Borrower under Section 12.5 shall survive such amendment.

Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other related loan documents to cure any ambiguity, omission, mistake, defect or inconsistency.

12.2        Notices.

(a)           Notices Generally. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received and, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter, in each case addressed as follows in the case of each Borrower, the Administrative Agent and as set forth on Schedule I in the case of each Lender (or as set forth in the Assignment and Assumption of any Lender which is an Assignee) or to such other address as may be hereafter notified by the respective parties hereto:

(i)            Each Borrower:

ITC Holdings Corp.
27175 Energy Way
Novi, MI 48377

Attention: Gretchen L. Holloway, Senior Vice President and Chief Financial Officer

E-mail address:  gholloway@itctransco.com
Telephone No.: (248) 946-3595

with a copy to:

ITC Holdings Corp.

27175 Energy Way

Novi, MI  48377

Attention: Michael Daranyi, Vice President, Finance and Treasurer

E-mail address:  mdaranyi@itctransco.com

Telephone No.: (248) 946-3399

(ii)           The Administrative Agent or Swingline Lender:

Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Mail Code: D1109-019
Attention: Syndication Agency Services
Email: agencyservices.requests@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association

90 S. Seventh Street, 15th Floor

MAC: N9305-156

Attention: Gregory R. Gredvig

Telephone No.: (612) 667-4832

Telecopy No.: (612) 316-0506

E-mail: gregory.r.gredvig@wellsfargo.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.10, 4.2 and 5.1 shall not be effective until received. Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Notices and other communications to the Lenders, the Swingline Lender and each Letter of Credit Issuer hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(c)           Electronic Systems.

(i)             Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to any Letter of Credit Issuer, the Swingline Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)            Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Swingline Lender, any Letter of Credit Issuer or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of a Borrower pursuant to this Agreement or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender, the Swingline Lender or any Letter of Credit Issuer by means of electronic communications pursuant to this Section, including through an Electronic System.

12.3        No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

12.4        Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans and Swingline Loans hereunder.

12.5        Payment of Expenses and Taxes.

(a)           Each Borrower agrees, severally and not jointly, in each case to the extent of its Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable), (i) to pay or reimburse the Arrangers and the Administrative Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the syndication of the Revolving Credit Commitments), including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, (ii) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under, or “workout” or restructuring of, this Agreement and any such other documents, including the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Administrative Agent, (iii) to pay, indemnify, defend and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents (collectively, “Other Taxes”), except for any such Other Taxes attributable to an assignment or Participation, and (iv) to pay, indemnify, defend and hold harmless each Lender, each Arranger and the Administrative Agent and their respective Related Parties (collectively, the “Indemnitees”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable and documented fees, disbursements and other charges of counsel incurred in connection with any investigative, administrative or judicial proceeding commenced or threatened by such Borrower or any other Person, whether or not any such Indemnitee shall be designated as a party or potential party thereto, and any fees or expenses incurred by any Indemnitee in enforcing this indemnity), whether direct, indirect or consequential, whether based on strict liability or negligence, and whether based on any federal, provincial or foreign laws, statutes, rules, regulations or guidelines (including Environmental Laws), common law, equity, contract or otherwise that may be imposed on, incurred by or asserted against any Indemnitee, in any manner arising out of or relating to (A) this Agreement and any other agreements or documents contemplated hereby or thereby, the other transactions contemplated hereby (including the execution, delivery, enforcement, performance and administration of this Agreement and the breach by such Borrower of, or default by such Borrower under, any of the provisions of this Agreement, any Revolving Credit Loan, Swingline Loan or Letter of Credit, or the use or proposed use of the proceeds thereof), (B) the violation of, non-compliance with or liability under, any Environmental Law applicable to the operations of such Borrower or any of its Subsidiaries or applicable to any of the Real Estate, or (C) any Environmental Claim or any Hazardous Materials relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, possession or control, or practice of, such Borrower or any of its Subsidiaries from time to time (all the foregoing in this clause (iv), collectively, the “indemnified liabilities”); provided that such Borrower shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction and provided further that such Borrower shall have no obligation hereunder to any Indemnitee with respect to claims that do not involve an act or omission of such Borrower or any of its Affiliates and that is brought by the Administrative Agent, an Arranger or any Lender against any other Lender (other than claims against any of the Administrative Agent, any Arranger, or the Lenders or their Affiliates in their respective capacity as the Administrative Agent, a joint lead arranger, a bookrunner, a syndication agent, a documentation agent or any similar role under this Agreement). The agreements in this Section 12.5 shall survive repayment of the Revolving Credit Loans, Swingline Loans and all other amounts payable hereunder.

(b)           Each of the Lenders, each of the Arrangers and the Administrative Agent agree that any and all of their respective rights under this Agreement and any other agreements contemplated hereby and thereby, including recourse for any obligation or claim for any indemnification thereunder, is limited to recourse to the applicable Borrower and its assets as contemplated hereby, and none of the direct or indirect limited partners, partners, shareholders, members of the applicable Borrower or any of their respective employees, directors or officers shall have any obligations or liability, or be subject to any recourse, in respect of any such obligations or claims hereunder or thereunder.

(c)           To the extent that the applicable Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Arranger under paragraph (a) of this Section 12.5, each Lender severally agrees to pay to the Administrative Agent or such Arranger, as the case may be, such Lender’s Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Arranger in its capacity as such.

12.6        Successors and Assigns; Participations and Assignments.

(a)            Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Letter of Credit Issuer that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 12.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Letter of Credit Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.

(i)             Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) (the “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)            each Borrower (provided that each Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) days after having received notice thereof), provided that no consent of a Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing with respect to such Borrower, any other Assignee;

(B)             the Administrative Agent;

(C)             the Swingline Lender; and

(D)            each Letter of Credit Issuer.

(ii)            Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment, Revolving Credit Loans, the amount of the Revolving Credit Commitment, or Revolving Credit Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the aggregate principal amount of such assigning Lender’s Revolving Credit Loans and Revolving Credit Commitments) unless the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the applicable Borrower shall be required if an Event of Default has occurred and is continuing;

(B)             each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)             the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)            the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Agreement, the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) any Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii)           Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 12.6, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto (the “Assignment Effective Date”) and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 12.6.

(iv)           Maintenance of Register. The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount (and stated interest) of the Revolving Credit Loans and Unpaid Drawings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent, each Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, each Letter of Credit Issuer and any Lender (but only, in the case of a Lender, at the Administrative Agent’s office set forth for the Administrative Agent in Section 12.2(a)(ii) and with respect to any entry relating to such Lender’s Revolving Credit Commitments or Revolving Credit Loans), at any reasonable time and from time to time upon reasonable prior notice.

(v)            Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 12.6 and any written consent to such assignment required by paragraph (b) of this Section 12.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the Assignee shall have failed to make any payment required to be made by it pursuant to Section 2.4(b), 3.3 or 3.4, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Participations.

(i)             Participations Generally. Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Swingline Lender or any Letter of Credit Issuer, sell participations to one or more banks or other entities, other than an Ineligible Institution, (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Swingline Lender, each Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second sentence of Section 12.1 that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Credit Commitments, Swingline Commitment, Revolving Credit Loans, Swingline Loans, Letters of Credit or other obligations under the Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Credit Commitments, Swingline Commitment, Revolving Credit Loans, Swingline Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Revolving Credit Commitments, Swingline Commitment, Revolving Credit Loan, Swingline Loan, Letters of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)            Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.10, or 3.5, or 5.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent. No Participant shall be entitled to any benefits under Section 5.3 unless such Participant complies with Section 5.3(c).

(d)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority having jurisdiction over such Lender, and this Section 12.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.7        Replacements of Lenders under Certain Circumstances.

(a)           If any Lender requests compensation under Section 2.10, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.3, or if any Lender becomes a Defaulting Lender, or if any Lender is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, then such Borrower may, at its sole expense and effort upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.6) all its interests, rights and obligations under this Agreement to an Assignee that shall assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such assignment, (ii) such Borrower shall have received the prior written consent of the Administrative Agent, the Swingline Lender and each Letter of Credit Issuer, which consents shall not unreasonably be withheld, (iii) such Borrower shall have paid the Administrative Agent the assignment fee specified in Section 12.6, (iv) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts), (v) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.10 or a claim for compensation under Section 2.11, such assignment will result in a reduction in such compensation or payments and (vi) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

(b)           In the event that S&P or Moody’s shall, after the date that any Lender with a Revolving Credit Commitment becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB- or Baa3 respectively, then the Borrowers shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee in accordance with and subject to the restrictions contained in Section 12.6, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 12.6) all its interests, rights and obligations in respect of its Revolving Credit Commitment under this Agreement to such Assignee; provided that (i) no such assignment shall conflict with any law, regulation or order of any Governmental Authority and (ii) such Assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Revolving Credit Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

12.8        Adjustments; Set-off.

(a)           If any Defaulting Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(b), 3.3(c), 3.4(c), 12.5(b) or 12.8(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply for the benefit of the Administrative Agent, the Swingline Lender, any Letter of Credit Issuer or any Lender any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(b)           After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application made by such Lender, its Affiliates or any branch or agency thereof provided that the failure to give such notice shall not affect the validity of such set-off and application.

(c)            If any Finance Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Event (other than payments to be made directly to the Swingline Lender or any Letter of Credit Issuer as expressly provided herein or pursuant to the terms of Section 2.10, 2.11 or 5.3) in excess of its pro rata share of payments obtained by all Finance Parties, such Finance Party shall purchase from the other Finance Parties such participations in Credit Events made by them as shall be necessary to cause such purchasing Finance Party to share the excess payment or other recovery ratably (to the extent such other Finance Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Finance Party, the purchase shall be rescinded and each Finance Party which has sold a participation to the purchasing Finance Party shall repay to the purchasing Finance Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Finance Party’s ratable share (according to the proportion of (a) the amount of such selling Finance Party’s required repayment to the purchasing Finance Party to (b) total amount so recovered from the purchasing Finance Party) of any interest or other amount paid or payable by the purchasing Finance Party in respect of the total amount so recovered. Each Borrower agrees that any Finance Party purchasing a participation from another Finance Party pursuant to this Section 12.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to clause (b) above) with respect to such participation as fully as if such Finance Party were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Finance Party receives a secured claim in lieu of a setoff to which this Section 12.8 applies, such Finance Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 12.8 to share in the benefits of any recovery on such secured claim.

12.9        Marshalling; Payments Set Aside.

Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of such Borrower’s obligations hereunder. To the extent that a Borrower makes a payment or payments to the Administrative Agent, the Swingline Lender, any Letter of Credit Issuer or Lenders (or to the Administrative Agent for the benefit of Lenders), or the Administrative Agent, the Swingline Lender, any Letter of Credit Issuer or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other provincial, state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

12.10      Counterparts; Effectiveness; Electronic Execution.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any related documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.11      Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.12      Integration.

This Agreement represents the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

12.13      Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES APPLICABLE THEREIN (EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE WHICH MIGHT REFER SUCH CONSTRUCTION TO THE LAWS OF ANOTHER JURISDICTION).

12.14      Submission to Jurisdiction; Waivers.

Each Borrower hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or of the United States for the Southern District of New York, and any appellate court from any thereof, in each case which are located in the Borough of Manhattan in the county of New York;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected in accordance with the local rules of civil procedure or by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.14 any special, exemplary, punitive or consequential damages.

12.15      Acknowledgements.

Each Borrower hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)            neither the Administrative Agent nor any Lender (in any capacity) has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement, and the relationship between Administrative Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)            no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

12.16      Waivers of Jury Trial.

THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

12.17      Confidentiality.

The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of each Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement, other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry (“Confidential Information”), in accordance with its customary procedure for handling Confidential Information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure (i) to any other party hereto, (ii) with the consent of such Borrower, (iii) as required or requested by any Governmental Authority or any self-regulatory authority, such as the National Association of Insurance Commissioners purporting to have jurisdiction over such Person or its Related Parties, any representatives thereof or any nationally recognized rating agency that requires access to information about such Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) in connection with the exercise of any remedies under this Agreement or under any other related loan documents, or any action or proceeding relating to this Agreement or any other related loan documents, or the enforcement of rights hereunder or thereunder, (vi) to the extent such information becomes publicly available other than as a result of a breach of this Section or become available on a non-confidential basis from a source other than such Borrower, (vii) subject to the last sentence of this Section 12.17 to any actual or prospective Assignee or Participant or to actual or prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Revolving Credit Loans made hereunder or (viii) to such Lender’s or the Administrative Agent’s lawyers, professional advisors or independent auditors or Affiliates; provided that, unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall, to the extent practicable, notify such Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition or regulatory compliance of such Lender by such Governmental Authority or in connection with ratings by such rating agency with respect to such Lender) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by such Borrower or any Subsidiary of such Borrower. Each Lender and the Administrative Agent agrees that it will not provide to actual or prospective Assignees or Participants or to actual or prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Revolving Credit Loans made hereunder any of the Confidential Information unless such Person shall have previously executed a Confidentiality Agreement substantially in the form prescribed from time to time by the Loan Sales and Trading Association.

12.18      Treatment of Revolving Credit Loans.

(a)           No Borrower intends to treat the Revolving Credit Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event a Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

(b)           Each Borrower acknowledges that the Administrative Agent and one or more of the Lenders may treat its Revolving Credit Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

12.19      USA Patriot Act.

Each Lender hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, such Lender may be required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

12.20      No Fiduciary Duty.

The Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers and their respective Affiliates. Each Borrower agrees that nothing in this Agreement or otherwise shall be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and such Borrower, its stockholders or its Affiliates. Each Borrower acknowledges and agrees that (i) the transactions contemplated by this Agreement are arm’s-length commercial transactions between the Lenders, on the one hand, and such Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of such Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of such Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising such Borrower on other matters) or any other obligation to such Borrower except the obligations expressly set forth in this Agreement and (iv) such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it shall not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto. To the fullest extent permitted by law each Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

12.21      Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan or Swingline Loan, together with all fees, charges and other amounts which are treated as interest on such Revolving Credit Loan or Swingline Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Credit Loan or Swingline Loan in accordance with applicable law, the rate of interest payable in respect of such Revolving Credit Loan or Swingline Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Credit Loan or Swingline Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Credit Loans or Swingline Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

12.22      Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other related Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

12.23      Acknowledgment Regarding Any Supported QFCs. To the extent that this Agreement or any other related loan document (each a “Loan Document”) provides support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (as defined below) (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity (as defined below) that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate (as defined below) of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           As used in this Section 12.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

12.24      Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Swingline Loans, the Letters of Credit, the Revolving Credit Commitments or the Swingline Commitment;

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Swingline Loans, the Letters of Credit, the Revolving Credit Commitments or the Swingline Commitment and this Agreement;

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Credit Loans, the Swingline Loans, the Letters of Credit, the Revolving Credit Commitments or the Swingline Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Swingline Loans, the Letters of Credit, the Revolving Credit Commitments or the Swingline Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Swingline Loans, the Letters of Credit, the Revolving Credit Commitments or the Swingline Commitment and this Agreement; or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Swingline Loans, the Letters of Credit, the Revolving Credit Commitments or the Swingline Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto).

12.25      Erroneous Payments.

(a)            Each Lender and each Letter of Credit Issuer hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or such Letter of Credit Issuer or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or an Letter of Credit Issuer (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.25(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)           Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)            In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)           Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 12.25 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from such Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)            Each party’s obligations under this Section 12.25 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)           Nothing in this Section 12.25 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

12.26      Several Liability; No Joint Liability.

The Administrative Agent and the Lenders agree that the obligations of the Borrowers under this Agreement and the other Loan Documents are several and not joint. No Borrower shall be liable for the conduct of any other Borrower, and no Borrower is a primary obligor, guarantor or surety for the obligation of any other Borrower under the Loan Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

ITC HOLDINGS CORP.,
as a Borrower

By:	/s/ Gretchen L. Holloway
	Name:	Gretchen L. Holloway
	Title:	Senior Vice President and Chief Financial Officer

ITC MIDWEST LLC, as a Borrower

By: ITC Holdings Corp., its sole member

By:	/s/ Gretchen L. Holloway
	Name:	Gretchen L. Holloway
	Title:	Senior Vice President and Chief Financial Officer

ITC GREAT PLAINS, LLC, as a Borrower

By: ITC Holdings Corp., its sole member

By:	/s/ Gretchen L. Holloway
	Name:	Gretchen L. Holloway
	Title:	Senior Vice President and Chief Financial Officer

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, as a Borrower

By: ITC Holdings Corp., its manager

By:	/s/ Gretchen L. Holloway
	Name:	Gretchen L. Holloway
	Title:	Senior Vice President and Chief Financial Officer

INTERNATIONAL TRANSMISSION COMPANY, as a Borrower

By:	/s/ Gretchen L. Holloway
Name:	Gretchen L. Holloway
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as Administrative Agent, a Lender, the Swingline Lender and Letter of Credit Issuer

By:	/s/ Gregory R. Gredvig
Name:	Gregory R. Gredvig
Title:	Director

Signature Page to ITC Credit Agreement

BARCLAYS BANK PLC, individually as a Co-Syndication Agent, Lender and Letter of Credit Issuer

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to ITC Credit Agreement

THE BANK OF NOVA SCOTIA, individually as a Co-Syndication Agent, Lender and Letter of Credit Issuer

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

Signature Page to ITC Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew B. Vernon
Name:	Andrew Vernon
Title:	Authorized Signatory

Signature Page to ITC Credit Agreement

JPMORGAN CHASE BANK, N.A., individually as a Co-Syndication Agent, Lender and Letter of Credit Issuer

By:	/s/ Khawaja Tariq
Name:	Khawaja Tariq
Title:	Vice President

Signature Page to ITC Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jeremy Dhein
Name:	Jeremy Dhein
Title:	Senior Vice President

Signature Page to ITC Credit Agreement

MIZUHO BANK, LTD., individually as a Co-Syndication Agent, Lender and Letter of Credit Issuer

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page to ITC Credit Agreement

COBANK, ACB, as a Lender

By:	/s/ Jared A Greene
Name:	Jared A Greene
Title:	Assistant Corporate Secretary

Signature Page to ITC Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to ITC Credit Agreement

TD BANK, N.A., as a Lender

By:	/s/ Steve Levi
Name:	Steve Levi
Title:	Senior Vice President

Signature Page to ITC Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Nirushan Thambirajah
Name:	Nirushan Thambirajah
Title:	Executive Director

By:	/s/ Peter Mastromarini
Name:	Peter Mastromarini
Title:	Managing Director

Signature Page to ITC Credit Agreement

EXHIBIT A

Form of Notice of Borrowing

NOTICE OF BORROWING

TO:	Wells Fargo Bank, National Association 1525 West W.T. Harris Blvd. Charlotte, NC 28262 Mail Code: D1109-019 Attention: Syndication Agency Services

Telephone No.: (704) 427-3529

Telecopy No.: (844) 879-5899
Email: agencyservices.requests@wellsfargo.com

Pursuant to the Revolving Credit Agreement, dated as of April 14, 2023 (as amended, modified, supplemented, restated or replaced from time to time, the “Revolving Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among ITC Holdings Corp., a Michigan corporation (“Holdings”), ITC Midwest LLC, a Michigan limited liability company (“ITC Midwest”), ITC Great Plains, LLC, a Michigan limited liability company (“Great Plains”), Michigan Electric Transmission Company, LLC, a Michigan limited liability company (“METC”), International Transmission Company, a Michigan corporation (“ITCTransmission”; and collectively, with Holdings, ITC Midwest, Great Plains and METC, the “Borrowers” and each a “Borrower”), the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent, this represents the undersigned Borrower’s request to borrow as follows:

1.	Name of Applicable Borrower:

2.	Revolving Credit Loan or Swingline Loan:

3.	Date of borrowing:

4.	Amount of borrowing:

5.	Lender(s):	Lenders, in accordance with their Revolving Credit Commitments under the Revolving Credit Agreement

6.	Interest rate option:

Type:

[Tenor:]

Please wire transfer the proceeds of the Borrowing in accordance with the funds flow memorandum delivered under separate cover.

The undersigned officer, to the best of his or her knowledge, in his or her capacity as an officer of the undersigned Borrower certifies that:

(i)       All representations and warranties made by the undersigned Borrower contained in the Revolving Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided that the representations made in Sections 7.4 and 7.15 of the Revolving Credit Agreement shall be made only on the Closing Date; and

(ii)       No event has occurred and is continuing or would result from the consummation of the Borrowing contemplated hereby that would constitute a Default or an Event of Default.

Dated:

[APPLICABLE BORROWER]

By:
Name:
Title:

EXHIBIT B

Form of Notice of Continuation

TO:	Wells Fargo Bank, National Association, as Administrative
Agent under the Credit Agreement (as defined
below)
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Mail Code: D1109-019
Attention: Syndication Agency Services

Telephone No.: (704) 427-3529

Telecopy No.: (844) 879-5899
Email: agencyservices.requests@wellsfargo.com

Pursuant to the Revolving Credit Agreement, dated as of April 14, 2023 (as amended, modified, supplemented, restated or replaced from time to time, the “Revolving Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among ITC Holdings Corp., a Michigan corporation (“Holdings”), ITC Midwest LLC, a Michigan limited liability company (“ITC Midwest”), ITC Great Plains, LLC, a Michigan limited liability company (“Great Plains”), Michigan Electric Transmission Company, LLC, a Michigan limited liability company (“METC”), International Transmission Company, a Michigan corporation (“ITCTransmission”; and collectively, with Holdings, ITC Midwest, Great Plains and METC, the “Borrowers” and each a “Borrower”), the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent, this represents the undersigned Borrower’s request to continue Revolving Credit Loans as follows:

1.	Name of Borrower:

2.	Date of continuation or conversion:

_________________, _____

3.	Amount of Revolving Credit Loans being continued or converted:

$_______________________

4.	Nature of continuation or conversion:

a.	Conversion of a SOFR Loan to a Base Rate Loan
b.	Conversion of a Base Rate Loan to a SOFR Loan
c.	Continuation (rollover) of SOFR Loans as SOFR Loans

5.	If Revolving Credit Loans are being continued as or converted into SOFR Loans, the duration of the new Interest Period that commences on the continuation or conversion date:

month(s)

Dated: ___________________

[APPLICABLE BORROWER]

By:
Name:
Title:

EXHIBIT C

Form of Sublimit Adjustment Letter

TO:	Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Mail Code: D1109-019

Attention: Syndication Agency Services

Telephone No.: (704) 427-3529

Telecopy No.: (844) 879-5899

Email: agencyservices.requests@wellsfargo.com

Pursuant to the Revolving Credit Agreement, dated as of April 14, 2023 (as amended, modified, supplemented, restated or replaced from time to time, the “Revolving Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among ITC Holdings Corp., a Michigan corporation (“Holdings”), ITC Midwest LLC, a Michigan limited liability company (“ITC Midwest”), ITC Great Plains, LLC, a Michigan limited liability company (“Great Plains”), Michigan Electric Transmission Company, LLC, a Michigan limited liability company (“METC”), International Transmission Company, a Michigan corporation (“ITCTransmission”; and collectively, with Holdings, ITC Midwest, Great Plains and METC, the “Borrowers” and each a “Borrower”), the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent, this represents the undersigned Borrower’s request to reallocate amounts of the Total Revolving Credit Commitment among the respective Sublimits of the Borrowers as follows:

1.	Effective Date of Sublimit Adjustment[1]: ______________________________

2.	Current Aggregate Revolving Credit Commitment: _____________________

3.	Holdings Sublimit: [no change][increased to][2] [decreased to][3] ______________

4.	ITC Midwest Sublimit: [no change][increased to][decreased to] _____________

5.	Great Plains Sublimit: [no change][increased to][decreased to] ______________

1 To be not less than three (3) Business Days after delivery of this notice.

2 A Borrower’s Sublimit may not be increased to an amount in excess of such Borrower’s Maximum Sublimit.

3 A Borrower’s Sublimit may not be reduced to an amount less than (A) the Revolving Credit Exposure of such Borrower or (B) its Minimum Sublimit.

6.	METC Sublimit: [no change][increased to][decreased to] __________________

7.	ITCTransmission Sublimit: [no change][increased to][decreased to] _________

The undersigned officer, to the best of his or her knowledge, in his or her capacity as an officer of the undersigned Borrower certifies that, as of the date of the requested reallocation and after giving effect thereto:

(i)	No Event of Default exists with respect to any Borrower; and

(ii)	All of the representations and warranties made by the Borrowers contained in the Revolving Credit Agreement and in any other Loan Documents are true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) as of such earlier date).

Dated:______________

[APPLICABLE BORROWERS]

By:
Name:
Title:

EXHIBIT D

Form of Closing Date Certificate

CLOSING DATE CERTIFICATE

[APPLICABLE BORROWER(S)]

TO:	The Lenders and the Administrative Agent (each, as defined below)

RE:         Revolving Credit Agreement, dated as of April 14, 2023 (as amended, modified, supplemented, restated or replaced from time to time, the “Revolving Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among ITC Holdings Corp., a Michigan corporation (“Holdings”), ITC Midwest LLC, a Michigan limited liability company (“ITC Midwest”), ITC Great Plains, LLC, a Michigan limited liability company (“Great Plains”), Michigan Electric Transmission Company, LLC, a Michigan limited liability company (“METC”), International Transmission Company, a Michigan corporation (“ITCTransmission”; and collectively, with Holdings, ITC Midwest, Great Plains and METC, the “Borrowers” and each a “Borrower”), the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent.

I, the undersigned, an Authorized Officer of [each of] the undersigned Borrower[s], hereby certify to the best of my knowledge, information and belief, for and on behalf of [the][each] undersigned Borrower, and not in my personal capacity, in connection with the initial Borrowing on this date under the Revolving Credit Agreement, that:

1.	the conditions precedent set forth in the Revolving Credit Agreement were satisfied as of the Closing Date;

2.	attached to this certificate as Schedule A is a true and complete copy of the [articles of incorporation][articles of organization] of [the][each] undersigned Borrower, together with all amendments thereto adopted through the date hereof (as certified by the Michigan Department of Licensing and Regulatory Affairs) and as in effect on the date hereof and [the][each] undersigned Borrower has not passed, confirmed or consented to any amendments or variations to such articles;

3.	attached to this certificate as Schedule B is a true, correct and complete copy of the [by-laws][limited liability company agreement] of [the][each] undersigned Borrower and such [by-laws][limited liability company agreement] are in full force and effect on the date hereof and as of the date hereof [the][each] undersigned Borrower has not passed, confirmed or consented to any amendments or variations to such [by-laws][limited liability company agreement];

4.	attached hereto as Schedule C is a true and complete copy of the [resolutions][consent] duly adopted by the [Board of Directors][Board of Managers] of the undersigned Borrower at a meeting of such [Board of Directors][Board of Managers] held on [_________], approving and authorizing the execution, delivery and performance of the Revolving Credit Agreement and the transactions contemplated thereby. Such [resolutions have][consent has] have not been amended, modified, revoked or rescinded since the date of adoption thereof, are in full force and effect on the date hereof and are the only [resolutions][consent] that have been adopted by the [Board of Directors][Board of Managers] of [the][each] undersigned Borrower with respect to the subject matter thereof;

5.	the persons whose names appear on Schedule D attached hereto are duly elected, qualified and acting officers of [the][each] undersigned Borrower occupying the offices set forth opposite their respective names on Schedule D, and the signature set forth opposite their respective names are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver the Revolving Credit Agreement on behalf of [the][each] undersigned Borrower and each of the related documents to which it is a party and any other agreement, instrument or document to be delivered by [the][each] undersigned Borrower pursuant to the Revolving Credit Agreement; and

6.	the law firms of Simpson Thacher & Bartlett LLP [and Dykema Gossett PLLC] are entitled to rely on this Closing Date Certificate in connection with their legal opinions to be delivered as of the date hereof in connection with the Revolving Credit Agreement.

* * * * *

IN WITNESS WHEREOF, I have signed this Certificate this ___ day of [__], 2023.

Name: [_____________]
Title: [_____________]

I, [_____________], [_____________] of [the][each] Borrower, DO HEREBY CERTIFY that [_____________] has been duly elected (or appointed) and has duly qualified as, and on this day is, the [_____________] of [the][each] Borrower, and the signature above is [his][her] genuine signature.

Name: [_____________]
Title: [_____________]

Schedule A

[Articles of Incorporation][Articles of Organization]

[See Attached]

Schedule B

[Bylaws][Limited Liability Company Agreement]

[See Attached]

Schedule C

[Resolutions][Consent]

[See Attached]

Schedule D

Incumbency

[_____________]
[_____________]

[_____________]
[_____________]

EXHIBIT E

Form of Compliance Certificate

[NAME OF APPLICABLE BORROWER]

TO:	The Lenders and the Administrative Agent

The undersigned, an Authorized Officer of [__] (the “Company”), in such capacity and not personally, hereby certifies to the best of my knowledge, information and belief that:

1.	I am the duly appointed _______________________________________________ of the Borrower named in the Revolving Credit Agreement, dated as of April 14, 2023 (as amended, modified, supplemented, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, the other Borrowers party thereto, the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent, and as such I am providing this certificate for and on behalf of the Company pursuant to Section 8.1(c) of the Revolving Credit Agreement. Unless the context otherwise requires, capitalized terms in the Revolving Credit Agreement which appear herein without definitions shall have the meanings ascribed thereto in the Revolving Credit Agreement.

2.	I am familiar with and have examined the provisions of the Revolving Credit Agreement including those of Articles 7, 8, 9 and 10 therein and have reviewed and am familiar with the contents of this certificate.

3.	Delivered herewith are the financial statements required to be delivered pursuant to Section 8.1[(a)] [(b)] of the Revolving Credit Agreement.

4.	No Default or Event of Default has occurred and is continuing as of the date hereof [or if any Default or Event of Default does exist, specify the nature and extent thereof].

5.	As of the last day of the fiscal quarter ending ________, the financial ratio referred to in Section 9.3 of the Revolving Credit Agreement is ____:____ and was calculated as set forth in Schedule I.

6.	[As of the last day of the fiscal quarter ending ________, the financial ratio referred to in Section 9.4 of the Revolving Credit Agreement is ____:____ and was calculated as set forth in Schedule I.][4]

Dated this day of _________, _____.

[Name and Title]

4 This paragraph 6 pertaining to the FFO Ratio shall only be included in the Compliance Certificate of ITC Holdings Corp.

Schedule I

[APPLICABLE BORROWER]5

Debt to Capitalization Ratio

1. Total Debt as of the last day of the fiscal quarter ending _________.	$
2. Total Capitalization as of the last day of the fiscal quarter ending _________.
(a) Total Debt	$
(b) Total stockholder’s equity of the Borrower	$
(c) Total Capitalization: The sum of Items 2(a) and 2(b)	$
3. DEBT TO CAPITALIZATION RATIO: the ratio of Item 1 to Item 2	_____%
4. Maximum Debt to Capitalization Ratio allowed	[80][65]%[6]
5. In compliance	YES/NO

FFO Ratio7

1. FFO as of the last day of the fiscal quarter ending _________.	$___________
2. Total Debt as of the last day of the fiscal quarter ending _________.	$___________
3. FFO Ratio: the ratio of Item 1 to Item 2	_____%
4. Minimum FFO Ratio allowed	9.0%
5. In compliance	YES/NO

5 Financial covenants shall be calculated (i) without giving effect to any election by the Borrower or any of its subsidiaries to value any of its indebtedness or liabilities at “fair value” pursuant to Accounting Standards Codification 825-10-25 (formerly referred to as Statement of Financial Accounting Standards 159) or any other accounting standards codification or financial accounting standard having a similar result or effect, (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar effect or result) (and related interpretations) (collectively, “ASC 842”) to the extent the effect of which would be to cause leases which would be treated as operating leases under GAAP immediately prior to the effectiveness of ASC 842 to be recorded as a liability/debt on the Borrower’s statement of financial position under GAAP.

6 80% maximum shall only be included in the Compliance Certificate of ITC Holdings Corp. and 60% maximum shall only be included in the Compliance Certificate of each Borrower (other than ITC Holdings Corp.).

7 FFO Ratio shall only be included in the Compliance Certificate of ITC Holdings Corp.

EXHIBIT F

Form of Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Revolving Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	[APPLICABLE BORROWER]

4.	Administrative Agent:	WELLS FARGO Bank, NATIONAL ASSOCIATION

5.	Credit Agreement:	Revolving Credit Agreement, dated as of April 14, 2023, among ITC Holdings Corp., a Michigan corporation, ITC Midwest LLC, a Michigan limited liability company, ITC Great Plains, LLC, a Michigan limited liability company, Michigan Electric Transmission Company, LLC, a Michigan limited liability company and International Transmission Company, a Michigan corporation, as the Borrowers, the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Revolving Credit Commitment/Revolving Credit Loans for all Lenders	Amount of Revolving Credit Commitment/Revolving Credit Loans Assigned	Percentage Assigned of Revolving Credit Commitment/Revolving Credit Loans [1]
	$	$		%
	$	$		%
	$	$		%

Effective Date: _____________ ______, 202_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Credit Loans of all Lenders thereunder.

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][2]
Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent [, as Letter of Credit Issuer]

By:
Name:
Title:

[Consented to:][3]

[APPLICABLE BORROWER],
as Borrower

By:
Name:
Title:

2 To be added only if the consent of the Administrative Agent and/or Letter of Credit Issuer is required by the terms of the Credit Agreement.

3 To be added only if the consent of the applicable Borrower is required by the terms of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other loan document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the loan documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any loan document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any loan document.

1.2.       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1(i) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the loan documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the loan documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT G

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Revolving Credit Agreement, dated as of April 14, 2023 (as amended, modified, supplemented, restated or replaced from time to time, the “Revolving Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among ITC Holdings Corp., a Michigan corporation, (“Holdings”), ITC Midwest LLC, a Michigan limited liability company (“ITC Midwest”), ITC Great Plains, LLC, a Michigan limited liability company (“Great Plains”), Michigan Electric Transmission Company, LLC, a Michigan limited liability company (“METC”), International Transmission Company, a Michigan corporation (“ITCTransmission”; and collectively, with Holdings, ITC Midwest, Great Plains and METC, the “Borrowers” and each a “Borrower”), the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.15 of the Revolving Credit Agreement, the Borrowers have the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Revolving Credit Commitments under the Revolving Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Credit Commitments;

WHEREAS, the Borrowers have given notice to the Administrative Agent of their intention to increase the Revolving Credit Commitment pursuant to such Section 2.15; and

WHEREAS, pursuant to Section 2.15 of the Revolving Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Revolving Credit Commitment under the Revolving Credit Agreement by executing and delivering to the Borrowers and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.       The undersigned Increasing Lender agrees, subject to the terms and conditions of the Revolving Credit Agreement, that on the date of this Supplement it shall have its Revolving Credit Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________].

2.       Each Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.       Terms defined in the Revolving Credit Agreement shall have their defined meanings when used herein.

4.       This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.       This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

2

Accepted and agreed to as of the date first written above:

ITC HOLDINGS CORP.

By:
Name:
Title:

ITC MIDWEST LLC

By: ITC Holdings Corp., its sole member

By:
Name:
Title:

ITC GREAT PLAINS, LLC

By: ITC Holdings Corp., its sole member

By:
Name:
Title:

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

By: ITC Holdings Corp., its sole manager

By:
Name:
Title:

INTERNATIONAL TRANSMISSION COMPANY

By:
Name:
Title:

3

Acknowledged as of the date first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

4

EXHIBIT H

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to Revolving Credit Agreement, dated as of April 14, 2023 (as amended, modified, supplemented, restated or replaced from time to time, the “Revolving Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among ITC Holdings Corp., a Michigan corporation, (“Holdings”), ITC Midwest LLC, a Michigan limited liability company (“ITC Midwest”), ITC Great Plains, LLC, a Michigan limited liability company (“Great Plains”), Michigan Electric Transmission Company, LLC, a Michigan limited liability company (“METC”), International Transmission Company, a Michigan corporation (“ITCTransmission”; and collectively, with Holdings, ITC Midwest, Great Plains and METC, the “Borrowers” and each a “Borrower”), the various financial institutions and other persons from time to time referred to as “Lenders” in the Revolving Credit Agreement, and Wells Fargo Bank, National Association, as the Administrative Agent.

W I T N E S S E T H

WHEREAS, the Revolving Credit Agreement provides in Section 2.15 thereof that any bank, financial institution or other entity may extend Revolving Credit Commitments under the Revolving Credit Agreement subject to the approval of the Borrowers and the Administrative Agent, by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Revolving Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Revolving Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.       The undersigned Augmenting Lender agrees to be bound by the provisions of the Revolving Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Revolving Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Commitment with respect to Revolving Credit Loans of $[__________].

2.       The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Revolving Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Revolving Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Revolving Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Revolving Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Revolving Credit Agreement are required to be performed by it as a Lender.

3.       The undersigned’s address for notices for the purposes of the Revolving Credit Agreement is as follows:

[___________]

4.       Each Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.       Terms defined in the Revolving Credit Agreement shall have their defined meanings when used herein.

6.       This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.       This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

3

Accepted and agreed to as of the date first written above:

ITC HOLDINGS CORP.

By:
Name:
Title:

ITC MIDWEST LLC

By: ITC Holdings Corp., its sole member

By:
Name:
Title:

ITC GREAT PLAINS, LLC

By: ITC Holdings Corp., its sole member

By:
Name:
Title:

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

By: ITC Holdings Corp., its sole manager

By:
Name:
Title:

INTERNATIONAL TRANSMISSION COMPANY

By:
Name:
Title:

4

Acknowledged as of the date first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

5